UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

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REPLIGEN CORPORATION

(Name of Registrant as Specified in its Charter)

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REPLIGEN CORPORATION

Notice of Annual Meeting of Stockholders

May 18, 2017

To the Stockholders:

The Annual Meeting of our Stockholders will be held on Thursday, May 18, 2017 at 12:00 p.m. EDT at Repligen Corporation’s headquarters located at 41 Seyon Street, Building 1, Suite 100, Waltham, Massachusetts 02453 (see directions attached as Appendix A to the proxy statement) for the following purposes:

1.	To elect seven directors, nominated by the Board of Directors, as more fully described in the accompanying Proxy Statement;

2.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2017;

3.	To consider and act upon an advisory vote on the compensation of our named executive officers;

4.	To consider and act upon an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

5.	To approve an amendment to our by-laws to adopt majority voting in uncontested director elections;

6.	To approve an amendment to our by-laws to adopt advance notice procedures for director nominations and stockholder proposals;

7.	To approve an amendment to our by-laws to permit the Board of Directors to amend the by-laws; and

8.	To consider and act upon any other business which may properly come before the meeting.

The Board of Directors has fixed the close of business on March 30, 2017 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy in the envelope provided or vote by telephone or the Internet pursuant to instructions provided with the proxy. Stockholders of record as of March 30, 2017 are encouraged and cordially invited to attend the 2017 Annual Meeting of Stockholders (see directions attached as Appendix A to the proxy statement).

By Order of the Board of Directors

Jon K. Snodgres
Secretary

Waltham, Massachusetts

April 21, 2017

REPLIGEN CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”, or the “Board”) of Repligen Corporation (“Repligen”, or the “Company”), for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, May 18, 2017 (the “Annual Meeting”) at the time and place set forth in the Notice of Annual Meeting, and at any adjournment or postponement thereof.

Repligen’s Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2016, is being provided together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this proxy statement and the accompanying proxy will be first sent or given to stockholders on or about April 21, 2017.

Voting

Stockholders may vote in person or by proxy by completing, signing, dating and returning the accompanying proxy card or by voting by telephone or via the Internet in accordance with the instructions listed on the proxy card. Execution of a proxy card will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by: (1) giving written notice of revocation to the Secretary of Repligen at any time before the taking of the vote at the Annual Meeting; (2) duly executing a later-dated proxy card relating to the same shares and delivering it to the Secretary of Repligen or by telephone or the Internet, in accordance with the instructions listed on the proxy card; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those stockholders who submit a proxy by telephone or the Internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is deemed to be the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453, at or before the taking of the vote at the Annual Meeting.

Each of the persons named as attorneys-in-fact on the proxy cards is a director, officer and/or employee of Repligen. All properly executed proxy cards returned in time to be counted at the Annual Meeting will be voted as stated below under the heading “Voting Procedures.” Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s number on the space provided on the proxy card, checking the box next to the name of such individual if voting by proxy via the Internet or, if using the telephone to vote by proxy, by following the verbal instructions for entering the two digit number appearing on the proxy card immediately before the name of such individual. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with such specifications. If a validly executed proxy card is returned without indicating how the shares should be voted on a matter, such proxies will be voted FOR election of the director nominees; FOR ratification of the appointment of the independent registered public accountants; FOR the approval, on an advisory basis, of the compensation of our named executive officers; FOR every 1 year on the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; FOR approval of an amendment to our by-laws to adopt majority voting in uncontested director elections; FOR approval of an amendment to our by-laws to adopt advance notice procedures for director nominations and stockholder proposals; and FOR approval of an amendment to our by-laws to permit to board of directors to amend the by-laws.

Other than (i) the election of directors, (ii) the ratification of Ernst & Young LLP, (iii) the advisory vote regarding the compensation of our named executive officers, (iv) the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, (v) approval of an amendment to our by-laws to adopt majority voting in uncontested director elections, (vi) approval of an amendment to our by-laws to adopt advance notice procedures for director nominations and stockholder proposals, and (vii) approval of an amendment to our by-laws to permit the board of directors to amend the by-laws, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 18, 2017

The Company’s Annual Report for the Fiscal Year Ended December 31, 2016 and this Proxy Statement will be available at www.proxyvote.com.

Voting Procedures

The representation, in person or by proxy, of at least a majority of the outstanding shares of Repligen Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter. If a stockholder holds shares in “street-name” through a broker or other nominee, absent voting instructions from the stockholder, such shares will not be counted as voting and will have no effect on those proposals, other than proposal 2, requiring approval by a majority of the votes cast, and will have the same effect as if you voted against Proposals 5, 6 and 7. Proposal 2 to ratify the appointment of the Company’s independent registered public accounting firm is a “routine” matter for which a broker does not need voting instruction in order to vote a stockholder’s shares.

Election of Directors. In accordance with our by-laws, directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The seven nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the Annual Meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and broker “non-votes” will not be counted toward such nominee’s achievement of plurality and will have no effect on the election of director nominees.

Ratification of Independent Accountants. For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Abstentions and broker “non-votes” are included in the number of shares present or represented and voting but are not considered votes cast on the matter, and therefore will have no effect on the outcome of this proposal.

Advisory Vote on the Compensation of our Named Executive Officers. For the advisory vote on the compensation of our named executive officers, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions and broker “non-votes” are included in the number of shares present or represented and voting but are not considered votes cast on the matter, and therefore will have no effect on the outcome of this proposal.

Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers. For the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers stockholders may vote “1 Year”, “2 Years”, “3 Years”, or abstain from voting on this proposal. Assuming a quorum is present, the option that receives the most votes to be the option selected by the stockholders. Abstentions and broker “non-votes” are not counted for the advisory vote on frequency of advisory votes on the Company’s executive compensation and, therefore, will have no effect on the outcome of the proposal.

Amendments to the Amended and Restated By-laws of the Company. For the approval of each of the amendments to the Company’s amended and restated by-laws (i) to adopt majority voting in uncontested director elections, (ii) to adopt advance notice procedures for director nominations and stockholder proposals, and (iii) to permit the board of directors to amend the by-laws, the affirmative vote of the majority of the outstanding shares entitled to vote on such matter is required for approval. Abstentions and broker “non-votes” will have the same effect as if you voted against such proposal.

Other Matters. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the persons named on the enclosed proxy card will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

Solicitation of Proxies

The cost of solicitation will be borne by Repligen and, in addition to directly soliciting stockholders by mail, Repligen may request banks and brokers to solicit their customers who have stock of Repligen registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Repligen may also be made of some stockholders in person or by mail or telephone following the original solicitation. Repligen has retained Innisfree M&A Incorporated to aid in soliciting proxies and advise on certain matters relating to the annual meeting for a fee estimated not to exceed $20,000.

Record Date and Voting Securities

Only stockholders of record as of March 30, 2017, or the Record Date, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, the Company had 34,076,544 shares of common stock with a par value of $0.01, or the Common Stock, outstanding and entitled to vote. Each outstanding share of Common Stock entitles the record holder to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of Repligen’s Common Stock as of March 30, 2017 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company and (iv) by all directors and executive officers of Repligen as a group. The business address of each director and executive officer is Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
BlackRock, Inc. (3)	4,373,541	12.8%
OppenheimerFunds, Inc. (4)	1,940,970	5.7%
Tony J. Hunt (5)	101,036	*
Howard Benjamin (6)	24,749	*
James R. Rusche (7)	183,614	*
Jon K. Snodgres (8)	20,419	*
Karen A. Dawes (9)	167,347	*
Nicolas M. Barthelemy (10)	24,140	*
Glenn L. Cooper (11)	105,148	*
John G. Cox (12)	34,619	*
Glenn P. Muir (13)	13,129	*
Thomas F. Ryan, Jr. (14)	19,668	*
All directors, nominees and executive officers as a group (9 persons) (15)	510,255	1.5%

*	Less than one percent
(1)	Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, or the Exchange Act, and includes voting and/or investment power with respect to shares of Common Stock of Repligen. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include known to us shares that such person has the right to acquire within 60 days of March 30, 2017.
(2)	Percentages of ownership are based upon 34,076,544 shares of Common Stock issued and outstanding as of March 30, 2017. Shares of Common Stock that may be acquired pursuant to options that are exercisable or restricted stock units that will vest within 60 days of March 30, 2017 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.
(3)

Based solely on a Schedule 13G/A filed on January 11, 2017 for the December 31, 2016 filing event. BlackRock, Inc.’s business address is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 4,303,592 shares and sole dispositive power with respect to 4,373,541 shares.

(4)	Based solely on a Schedule 13G/A filed on February 6, 2017 for the December 31, 2016 filing event. OppenheimerFunds, Inc.’s business address is 2 World Financial Center, 225 Liberty Street, New York, NY 10281. OppenheimerFunds, Inc. has sole voting power and sole dispositive power with respect to 1,940,970 shares.
(5)	Includes 77,808 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017 and 5,000 restricted stock units which will vest within 60 days of March 30, 2017.
(6)	Includes 1,850 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017.
(7)	Includes 9,700 shares held in a Uniform Trusts for Minors account by Mr. Rusche for his daughter, as to which he disclaims beneficial ownership.
(8)	Includes 12,757 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017.

(9)	Includes 90,104 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017 and 6,505 restricted stock units which will vest within 60 days of March 30, 2017.
(10)	Includes 21,358 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017 and 1,763 restricted stock units which will vest within 60 days of March 30, 2017.
(11)	Includes 68,054 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017 and 1,763 restricted stock units which will vest within 60 days of March 30, 2017.
(12)	Includes 30,998 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017 and 1,763 restricted stock units which will vest within 60 days of March 30, 2017.
(13)	Includes 11,366 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017 and 1,763 restricted stock units which will vest within 60 days of March 30, 2017.
(14)	Includes 10,054 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017 and 1,763 restricted stock units which will vest within 60 days of March 30, 2017.
(15)	Includes 324,349 shares issuable pursuant to stock options which are exercisable within 60 days of March 30, 2017 and 20,320 restricted stock units which will vest within 60 days of March 30, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Repligen’s directors, officers, and holders of more than ten percent of Repligen’s Common Stock, or collectively, Reporting Persons, to file with the United States Securities and Exchange Commission, or the SEC, initial reports of ownership and reports of changes in ownership of Common Stock of Repligen. Such Reporting Persons are required by SEC regulations to furnish Repligen with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2016, the Company believes that all required persons complied with all Section 16(a) filing requirements.

ITEM 1

ELECTION OF DIRECTORS

There are seven nominees for director, all of whom are current directors of Repligen that have been nominated by the Nominating and Corporate Governance Committee and the Board for re-election. The authorized number of directors is currently fixed at seven. If elected, each of the director nominees will hold office until the 2018 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Nominee’s Name	Year First Elected Director	Position(s) with the Company
Nicolas M. Barthelemy	2014	Director
Glenn L. Cooper	2009	Director
John G. Cox	2013	Director
Karen A. Dawes	2005	Director, Chairperson of the Board
Tony J. Hunt	2015	President, Chief Executive Officer and Director
Glenn P. Muir	2015	Director
Thomas F. Ryan, Jr.	2003	Director

Shares represented by all proxies received by the Board and not marked or voted so as to withhold authority to vote for any individual director or for any group of directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named above. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted or withheld in accordance with the judgment of the persons named as attorneys-in-fact on the proxy cards with respect to the directorship for which that nominee was unable or unwilling to serve.

Proposal 1 relates solely to the election of seven directors nominated by the Company and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholders of the Company.

The Board of Directors unanimously recommends a vote FOR each of the nominees for election as directors of the Company. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Repligen’s executive officers are appointed by, and serve at the discretion of, the Board of Directors. Each executive officer is a full-time employee of Repligen. The directors, including director nominees, and executive officers of Repligen as of March 30, 2017, are as follows:

Name	Age	Positions
Tony J. Hunt	53	President, Chief Executive Officer and Director
Howard Benjamin	57	Vice President, Business Development
Jon K. Snodgres	51	Chief Financial Officer
Nicolas M. Barthelemy (1)(3)	51	Director
Glenn L. Cooper (1)	64	Director
John G. Cox (2)	54	Director
Karen A. Dawes (3)	65	Director, Chairperson of the Board
Glenn P. Muir (1)(2)	58	Director
Thomas F. Ryan, Jr. (2)(3)	75	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

BIOGRAPHICAL INFORMATION

The following paragraphs provide information about our directors and executive officers. The information presented includes information about each of our director’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director.

Executive Officers

Tony J. Hunt was named President and Chief Executive Officer of Repligen in, and has served on our Board since, May 2015. He joined Repligen in May 2014 as Chief Operating Officer, overseeing commercial and manufacturing operations. Before coming to Repligen, Mr. Hunt was President of Bioproduction at Life Technologies, a global life sciences company which was acquired by Thermo Fisher Scientific in 2014. He joined Life Technologies in 2008, serving as General Manager of Bioproduction Chromatography and Pharma Analytics before being named President of Bioproduction in 2011. From 2000 to 2008, Mr. Hunt was with Applied Biosystems as Senior Director of Pharma Programs where he launched the Pharma Analytics business that in 2008 became a part of the Bioproduction platform at Life Technologies. Mr. Hunt received a B.S. in Microbiology and an M.S. in Biotechnology from University College in Galway, Ireland, and an M.B.A. from Boston University School of Management. Mr. Hunt brings to our Board of Directors his deep understanding of the bioprocessing market.

Jon K. Snodgres joined Repligen in July 2014 as Chief Financial Officer, where he oversees financial operations for the Company. Mr. Snodgres was previously with Maquet Cardiovascular, a medical device company where he served as CFO for five years. At Maquet, in addition to being responsible for the preparation and oversight of the company’s financial statements, he was a key participant in growth planning and profit improvement strategies. Mr. Snodgres previously spent eight years with life sciences company Thermo Fisher Scientific in various roles, most recently as Vice President of Finance for the Laboratory Products Group. He began his career in finance at AlliedSignal/Honeywell International. Mr. Snodgres received a B.S. in Business Administration, Finance from Northern Arizona University.

Howard Benjamin, Ph.D. has served as Vice President, Business Development since joining the Company in January 2009. Previously, Dr. Benjamin worked at translational medicine start-ups Leap Technology from March 2007 to December 2008 and Growth Point Sciences from August 2005 to December 2006 in various roles including Vice President, Research and Development. From January 2000 to August 2005, Dr. Benjamin was Vice President, Corporate Development at Daiichi Asubio Medical Research Laboratories and from 1994 to 2000, Dr. Benjamin was Vice President, Discovery Research at Praecis Pharmaceuticals. Dr. Benjamin holds an S.B. in Biology from M.I.T. and a Ph.D. in Molecular Biology from University of California, Berkeley.

Directors

Nicolas M. Barthelemy has served as Director of Repligen since June 2014. Mr. Barthelemy brings over 25 years of industry experience to the director role. Mr. Barthelemy served as President and CEO of bioTheranostics, a molecular diagnostics company, from September 2014 until February 2017. Prior to his tenure at bioTheranostics, he served as President, Global Commercial Operations at Life Technologies, which was acquired by Thermo Fisher Scientific in February 2014. Prior to Life Technologies, Mr. Barthelemy was with Biogen for eight years, most recently as Vice President, Manufacturing and General Manager for the company’s manufacturing organization at Research Triangle Park. He began his career with Merck & Co., Inc. as a Senior Project Engineer, Vaccine Technology. Mr. Barthelemy currently serves on the board of directors of Fluidigm. Mr. Barthelemy received an M.S. in Chemical Engineering from the University of California, Berkeley, and an engineering degree from Ecole Supérieure de Physique et Chimie Industrielles, Paris. Mr. Barthelemy’s qualifications to sit on the Company’s Board of Directors include his extensive experience in the bioprocessing field, including large scale biologics manufacturing and commercialization of consumables used in bioprocessing.

Glenn L. Cooper, M.D. has served as a director of Repligen since August 2009. Dr. Cooper served as Executive Chairman of Coronado BioSciences, Inc. from 2010 to 2012. Prior to that, Dr. Cooper served as the Chairman and Chief Executive Officer of Indevus Pharmaceuticals, Inc., a specialty pharmaceutical company focused on urology and endocrinology, from 2000 to 2009 and as Chief Executive Officer and Director from 1993 to 2000. Prior to joining Indevus in 1993, Dr. Cooper held numerous executive level positions including President and Chief Executive Officer of Progenitor, Inc., Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation, and various clinical and regulatory positions with Eli Lilly and Company. Dr. Cooper has participated in the development, approval and commercialization of numerous drugs including Prozac®, Axid®, Lorabid®, Ceclor®, SANCTURA®, SANCTURA XR®, Supprelin-LA® and Vantas®. Dr. Cooper received an M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and the Massachusetts General Hospital and received a B.A. from Harvard College. Dr. Cooper also serves as the Chairman of the Board of Directors of Lascaux Media, LLC, a privately held company. Dr. Cooper’s qualifications to sit on the Board of Directors of the Company include his leadership roles at pharmaceutical companies.

John G. Cox has served as a director of Repligen since November 2013. Mr. Cox is currently the CEO of Bioverativ Inc. Previously, he was the Executive Vice President of Pharmaceutical Operations & Technology at Biogen Inc., a position he held for six years. Mr. Cox has also served as Senior Vice President of Technical Operations, Senior Vice President of Global Manufacturing, Vice President of Manufacturing & General Manager of Biogen’s operations in Research Triangle Park, North Carolina, and Director of Manufacturing. Mr. Cox joined Biogen in 2003 as Director of Manufacturing Sciences. Before joining Biogen from 2000 to 2003, Mr. Cox held a number of senior operational roles at Diosynth where he worked in technology transfer, validation and purification. Prior to that, Mr. Cox focused on the same areas at Wyeth LLC from 1993 to 2000. Mr. Cox received a B.S. in cell biology from California State University and an M.A. in Business Administration in Finance degree from the University of Michigan. Mr. Cox’s qualifications to sit on the Company’s Board of Directors include his extensive experience of biopharmaceutical manufacturing.

Karen A. Dawes, Chairperson of the Board, has served as a director of Repligen since September 2005. She is currently President of Knowledgeable Decisions, LLC, a management consulting firm. Ms. Dawes served from 1999 to 2003 as Senior Vice President and U.S. Business Group Head for Bayer Corporation’s U.S. Pharmaceuticals Group. Prior to joining Bayer, she was Senior Vice President, Global Strategic Marketing, at Wyeth, a pharmaceutical company (formerly known as American Home Products), where she held responsibility for worldwide strategic marketing. Ms. Dawes also served as Vice President, Commercial Operations for Genetics Institute, Inc., which was acquired by Wyeth in January 1997, designing and implementing that company’s initial commercialization strategy to launch BeneFIX® and Neumega®. Ms. Dawes began her pharmaceuticals industry career at Pfizer, Inc. where, from 1984 to 1994, she held a number of positions in Marketing, serving most recently as Vice President, Marketing of the Pratt Division. At Pfizer, she directed launches of Glucotrol®/Glucotrol XL®, Zoloft®, and Cardura®. Ms. Dawes also serves as a Director of Symbiomix Therapeutics, LLC and Depomed, Inc. Ms. Dawes received a B.A. and M.A. in English from Simmons College and an M.B.A. from Harvard University Graduate School of Business. Ms. Dawes’ qualifications to sit on the Company’s Board of Directors include her extensive strategic experience in both a managerial and consulting capacity with pharmaceutical companies as well as her considerable commercial background.

Glenn P. Muir has served as a director of Repligen and a member of its Audit Committee since October 2015. Mr. Muir brings over 30 years of experience to the director role, including twenty-six years with Hologic, Inc., a large multi-national medical device and diagnostics company where he most recently served as Chief Financial Officer and Executive Vice President, Finance and Administration. Mr. Muir retired in May 2014 from Hologic, where he helped steer the company’s evolution from a venture-backed single product company to a publicly traded diversified organization with over 5,000 employees and $2.5 billion in revenue. He joined Hologic in 1988 and served as Chief Financial Officer since 1992 and Executive Vice President since 2000. Prior to Hologic, Mr. Muir was with Metallon Engineered Materials Co., a private company where from 1986-1988 he held the role of Vice President, Finance. Previously, from 1981-1984, he was a Senior Auditor with Arthur Andersen & Co. Mr. Muir also serves on the boards of medical device company ReWalk Robotics Ltd. and life science company G1 Therapeutics, Inc. Mr. Muir is a Certified Public Accountant with a Bachelors of Business Administration from the University of Massachusetts, Amherst. He also earned an M.S from Bentley University and an M.B.A. from Harvard University. Mr. Muir’s qualifications to sit on Repligen’s Board of Directors include his extensive experience with integrating strategic acquisitions and leading the financial operations for a global manufacturing and commercial organization.

Thomas F. Ryan Jr. has served as a director of Repligen since September 2003 and is currently a private investor. Mr. Ryan served as the President and Chief Operating Officer of the American Stock Exchange from October 1995 to April 1999. Prior to 1995, he held a variety of positions at the investment banking firm of Kidder, Peabody & Co., Inc., serving as the firm’s Chairman in 1995. He holds a B.A. from Boston College and is a graduate of the Boston Latin School. Mr. Ryan is a director for the New York State Independent System Operator and a director for BNY Mellon Asset Management Mutual Funds Board. Mr. Ryan’s qualifications to sit on the Company’s Board of Directors include his years of experience in the areas of securities trading and investment banking.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

No family relationship exists among the officers and directors of Repligen. The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The term “related party transactions” shall refer to transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. There were no related party transactions during the fiscal year ended December 31, 2016.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of the directors who has served during the fiscal year ended December 31, 2016 and each of the nominees for director at the Annual Meeting, with the exception of Mr. Hunt, has no material relationship with the Company and is independent within the meaning of the director independence standards of The NASDAQ Stock Market LLC, or NASDAQ. Furthermore, the Board of Directors has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors is independent within the meaning of NASDAQ’s director independence standards and that each member of the Audit Committee meets the heightened director independence standards of the SEC for audit committee members.

Board Leadership Structure

The Board is led by its Chairperson, Karen Dawes, who is an independent director. The Board of Directors believes that separating the roles of Chief Executive Officer and Chairperson of the Board is the most appropriate structure for the Company at this time. Having an independent Chairperson ensures that the Chief Executive Officer is accountable for managing the Company in the best interests of stockholders while, at the same time, acknowledging that managing the Board of Directors is a separate and time intensive responsibility. The Board of Directors also believes that having an independent Chairperson can serve to curb conflicts of interests, promote oversight of risk and manage the relationship between the Board of Directors and the Chief Executive Officer.

Executive Sessions

The Board of Directors holds executive sessions of the independent directors at least two times per year preceding or following regularly scheduled in-person meetings of the Board of Directors. Executive sessions do not include any employee directors of the Company, and the Chairperson of the Board is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board of Directors and selecting or recommending nominees for election as Directors to the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be of high ethical character, have no conflict of interest and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience; and

•	A director must have (at a minimum) a bachelor’s degree or equivalent degree from an accredited college or university.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in biotechnology and pharmaceutical industries;

•	An understanding of and experience in accounting oversight and governance, finance and marketing; and

•	Leadership experience with public companies or other significant organizations.

These factors and others are considered useful by the Board and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Neither the Nominating and Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees although they may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time. This consideration may focus on diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. Generally, the Nominating and Corporate Governance Committee seeks director nominees with the talents and backgrounds that provide the Board of Directors with an appropriate mix of experience, knowledge and skills that will best serve the Company’s needs and objectives.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting and nominating nominees for election as directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors or members of management will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful in identifying candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board of Directors’ appointment to the committees of the Board of Directors.

Procedures for Recommendation of Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the following procedures:

Such recommendation for nomination should be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a director nominee, or a director nominee;

•	The principal occupation of the director nominee;

•	The total number of shares of capital stock of the Company that will be voted for the director nominee by the stockholder making the recommendation;

•

All other information relating to the director nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: Secretary

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: Secretary

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.

Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board of Directors as a whole, stockholders may send such communication to the attention of the Chairperson of the Board via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: Chairperson of the Board of Directors

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: Chairperson of the Board of Directors

For stockholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, stockholders may send such communications to the attention of the individual director via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: [Name of Individual Director]

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: [Name of Individual Director]

The Company will forward any such stockholder communication to the Chairperson of the Board, as a representative of the Board of Directors, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director of the Board of Directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Board’s policy is that all directors and director nominees are encouraged to attend the Company’s Annual Meeting in person if their schedule permits. All members of the Board of Directors attended the 2016 Annual Meeting.

Stock Ownership and Insider Trading Policies

The Board of Directors has adopted a share ownership policy relating to ownership of the Company’s securities by the Company’s Chief Executive Officer and the directors. Subject to the terms of the policy, the Chief Executive Officer is required to acquire over a four-year period and hold shares of Common Stock of the Company equal to one times his or her base salary as of a specified measuring date, and each of the Company’s non-employee directors is required to acquire over a four-year period and hold shares of Common Stock of the Company equal to three times the Company’s annual cash retainer paid to each such non-employee director. Restricted stock and restricted stock units are included once the vesting conditions have been satisfied, but stock options (regardless of whether they are vested or unvested) are not included in the total number of shares owned by the Chief Executive Officer or the directors for purposes of the share ownership policy.

Under the Company’s insider trading policy, our employees, including our executive officers and directors are not permitted to engage in the following transactions with respect to our stock: selling any of the Company’s securities that are not owned by such insider at the time of sale (“short selling”) and holding our stock in an account that is, or is linked to, a margin account. In addition the following transactions are not permitted without preapproval of the Company’s Audit Committee: buying or selling puts, calls or other derivatives of our securities or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities; engaging in any hedging transaction with respect to the Company’s securities; or pledging Company securities as collateral for a loan. Gifts (transfer of our stock without consideration) are subject the same restrictions as all other trades, and are prohibited during a period when the insider is not permitted to trade.

Code of Business Conduct and Ethics

Repligen has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act (and in accordance with the NASDAQ requirements for a “code of conduct”), which applies to all of the

Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the “Investors” — “Corporate Governance” — “Policies and Charters” section of the Company’s website at http://www.repligen.com. A copy of the Code of Business Conduct and Ethics may also be obtained free of charge from the Company upon a request directed to Repligen Corporation, Attention: Investor Relations, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at http://www.repligen.com under “Investors” — “Corporate Governance.”

Risk Oversight

The Company’s management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board of Directors is responsible for overseeing risks related to the Company’s overall strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by the Company.

The committees of the Board of Directors execute their oversight responsibility for risk management as follows:

•

The Audit Committee is responsible for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s independent reviewer of internal controls. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures.

•

The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both executive officers and the non-employee directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure the Company’s compensation practices are in the best interest of the Company and its stockholders.

•

The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and the Company’s corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board of Directors, makes annual recommendations regarding Board of Directors and committee membership, and reviews transactions between the Company and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company met seven times during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2016, no director attended fewer than 75% of the aggregate of each of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually.

Audit Committee

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act and currently consists of Messrs. Muir, Cox and Ryan. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Company’s independent registered public accounting firm, (b) overseeing the work performed by any independent registered public accounting firm, including conduct of the annual audit and engagement for any other services, (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (ii) the Company’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) serving as the Qualified Legal Compliance Committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder. The Audit Committee met four times during the fiscal year ended December 31, 2016. Mr. Muir currently serves as Chairperson of the Audit Committee. The Board has determined that Mr. Muir qualifies as an “audit committee financial expert” under the rules of the SEC. The Board has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ’s director independence standards and the SEC’s heightened director independence standards for audit committee members as determined under the Exchange Act.

The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on the Company’s website at http://www.repligen.com under “Investors” — “Corporate Governance” — “Policies and Charters.”

Audit Committee Report

This report is furnished by the Company’s Audit Committee with respect to the Company’s financial statements for fiscal year 2016. The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The independent registered public accounting firm Ernst & Young LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit. The Audit Committee oversees and monitors the Company’s management and its independent registered public accounting firm throughout the financial reporting process.

The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee currently consists of Mr. Muir, Chairperson, Mr. Cox and Mr. Ryan. The Audit Committee has the responsibility and authority described in the Repligen Audit Committee Charter, which has been approved by the Board. The Board of Directors has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc. and that Mr. Muir qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management of the Company and Ernst & Young LLP the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company’s quarterly financial statements for the first three fiscal quarters during the fiscal year ended December 31, 2016 and discussed them with both the management of the Company and Ernst & Young LLP prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the quarterly reports on Form 10-Q for its first, second and third fiscal quarters of the fiscal year ended December 31, 2016, the Audit Committee discussed the results of the Company’s certification process relating to the statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the quarterly reports on Form 10-Q for its first, second and third fiscal quarters of the fiscal year ended December 31, 2016, the Audit Committee discussed the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young LLP their independence from management and the Company, and has considered the compatibility with Ernst & Young LLP’s independence as auditors of the non-audit services performed for the Company by Ernst & Young LLP.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of Ernst & Young LLP, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services. Based on its evaluation, the Audit Committee has selected Ernst & Young LLP (subject to stockholder ratification) to serve as the Company’s auditors for the fiscal year ending December 31, 2017.

The Audit Committee met four times during the fiscal year ended December 31, 2016. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC, and the Board of Directors approved such inclusion.

Respectfully submitted by the Audit Committee,

Glenn P. Muir, Chairperson

John G. Cox

Thomas F. Ryan, Jr.

Compensation Committee

The Compensation Committee, of which Dr. Cooper, Mr. Barthelemy and Mr. Muir are currently members, is responsible (among other duties and responsibilities) for (a) discharging the Board of Directors’ responsibilities relating to the compensation of the Company’s executive officers, (b) administering the Company’s cash incentive compensation and equity incentive plans, and (c) reviewing and discussing with management the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. The Compensation Committee is responsible for reviewing and making recommendations to management on company-wide compensation programs and practices, for taking final action with respect to the individual salary, bonus and equity arrangements of the Company’s Chief Executive Officer and other executive officers, and for recommending, subject to approval by the full Board of Directors, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for issuance thereunder) for which stockholder approval is required or desirable. The Compensation Committee met six times during the fiscal year ended December 31, 2016. Dr. Cooper serves as the Chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent within the meaning of the SEC and NASDAQ’s director independence standards.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.repligen.com under “Investors” — “Corporate Governance” — “Policies and Charters.”

Compensation Committee Report

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors within the meaning of applicable rules of NASDAQ, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code, and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, is responsible for developing executive compensation policies and advising the Board of Directors with respect to such policies and administering the Company’s cash and equity incentive plans. The Compensation Committee sets performance goals and objectives for the Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews non-employee director compensation. All decisions with respect to executive compensation are approved by the Compensation Committee and all decisions with respect to director compensation are recommended by the Compensation Committee to the full Board of Directors for approval.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Glenn L. Cooper, Chairperson

Nicolas M. Barthelemy

Glenn P. Muir

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors consists of Ms. Dawes, Chairperson, Mr. Barthelemy and Mr. Ryan. The Nominating and Corporate Governance Committee met twice during the fiscal year ended December 31, 2016.

The Nominating and Corporate Governance Committee is responsible for: (a) identifying individuals qualified to become members of the Board of Directors, and selecting or recommending that the Board of Directors select the director nominees for election, (b) reviewing the Code of Business Conduct and Ethics, (c) monitoring compliance with and periodically reviewing the Code of Business Conduct and Ethics and (d) reviewing and approving all related party transactions. The Nominating and Corporate Governance Committee may consider nominees for election as directors recommended by stockholders as described above.

Ms. Dawes serves as the Chairperson of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the SEC’s and NASDAQ’s director independence standards.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “Investors” — “Corporate Governance” — “Policies and Charters.”

COMPENSATION DISCUSSION AND ANALYSIS

Year in Review

We achieved strong results in the fiscal year ended December 31, 2016, both in terms of our financial performance and in the achievement of our certain key strategic objectives. Among our accomplishments in the fiscal year ended December 31, 2016 were the following:

•

Our revenue increased to $104.5 million, a gain of 25% over the prior year. Sales growth was driven by strength in demand for our Filtration and Chromatography products. In particular, increased market adoption of our XCell™ ATF filtration systems and our OPUS® line of pre-packed chromatography columns. We also saw growth in our Proteins business, which includes our Protein A affinity ligands and growth factor products.

•

We secured our Proteins business by renewing key long-term supply agreements for Protein A ligands with our largest OEM customers, GE Healthcare and MilliporeSigma. These extensions run through 2019 and 2023, respectively.

•	We raised $111 million, net of issuance costs, in a convertible bond offering in May 2016, supporting subsequent acquisitions and internal investments.

•

We completed two acquisitions in 2016, acquiring Atoll GmbH in April and TangenX Technology Corporation in December. The Atoll acquisition strengthens our Chromatography business by broadening our line of OPUS® pre-packed columns and establishing a customer-facing center in Europe. The TangenX acquisition strengthens our Filtration business, balancing our existing upstream XCell™ ATF line with a downstream line of TangenX Sius™ single-use TFF filtration products.

•

We launched two new products during 2016 with the introduction of single-use versions of our XCell™ ATF Systems to align with single-use and continuous workflows, and the introduction of OPUS® R technology to enable the recovery of high-value chromatography resins from our largest OPUS® pre-packed columns.

Compensation Philosophy

The Company’s compensation philosophy is based on a desire to motivate its executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate its executive officers’ professional and personal growth. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business objectives and strategies.

It is the responsibility of the Compensation Committee of the Board to administer the Company’s compensation programs to ensure that they are competitive with other bioprocessing, healthcare supply and biotechnology companies and to include incentives that are designed to appropriately drive the Company’s continued development. The Compensation Committee reviews and approves all components of the Company’s executive officer compensation, including base salaries, annual cash incentive compensation and equity incentive compensation. The Compensation Committee recommends to the full Board for approval new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for issuance thereunder) for which stockholder approval is required or desirable.

Objectives of the Compensation Programs

The Company’s compensation programs for its executive officers are designed to provide the following:

•	annual cash and incentive compensation that motivates the executive officers to manage the business to meet the Company’s short- and long-term objectives;

•

equity incentive compensation to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees, thereby aligning the executive officers’ interests with those of stockholders; and

•

salaries that are competitive with other bioprocessing, healthcare supply and biotechnology companies with which the Company competes for talent, determined by comparing the Company’s pay practices with these companies.

Compensation Evaluation Processes

The Company’s executive officer compensation consists of three primary components: base salary, annual cash incentive compensation and equity incentive compensation. Each of these components is intended to complement the other, and taken together, to satisfy the Company’s compensation objectives. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions in our peer group of companies.

In evaluating our executive compensation programs for the fiscal year ended December 31, 2016, the Compensation Committee considered the stockholder advisory vote on our executive compensation, or the say-on-pay vote, for the fiscal year ended December 31, 2015, which was approved by over 95% of the votes cast. The Compensation Committee believes that the stockholders, through this advisory vote, endorsed the compensation philosophies of our Company and, thus, the Compensation Committee maintained the basic structure and design of our executive compensation programs for fiscal year 2016 with an increased emphasis on awards of equity incentives to align the executive officers’ financial interest with long-term stockholder value. The Compensation Committee intends to continue to align executive compensation programs with the interests of our stockholders and current market practice, including a continued emphasis on pay for performance. We currently hold a say-on-pay vote on an annual basis, and our board of directors has recommended that stockholders vote, on an advisory basis, to continue to hold such votes annually, as outlined in Proposal 4.

In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside experts to assist it. Our finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to administer our compensation programs. In addition, in the fiscal year ended December 31, 2016, the Compensation Committee retained Meridian Compensation Partners, LLC, or Meridian, an independent compensation consulting firm, to assist it in assessing the competitiveness and effectiveness of the Company’s executive compensation programs. The Compensation Committee has assessed any potential conflicts of interest raised by the work of Meridian, our compensation consultant, and has determined that no such conflict of interest exists.

During the fiscal year ended December 31, 2016, the Compensation Committee held meetings with management and representatives of Meridian to:

•	review our compensation objectives;

•	review the actual compensation of our executive officers for consistency with our objectives;

•	analyze trends in executive compensation;

•

assess our variable cash compensation structure, as well as incentive plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the Company and its stockholders;

•	assess our equity-based awards programs against our objectives of executive incentive, retention and alignment with stockholder interests;

•	review our peer group and consider appropriate changes related to the realignment of our business;

•	benchmark our executive cash compensation and equity-based awards programs, and assess our pay versus performance against our peer group; and

•	review recommendations for fiscal year 2017 compensation for appropriateness relative to our compensation objectives.

In February 2017, Meridian provided the Compensation Committee with a final analysis of base salary, target bonus, target total cash, long-term incentives value and design and target total compensation for employees, and cash and equity compensation for non-employee directors, of comparable companies in the biotechnology and health care supplies industries. In performing this analysis, Meridian used a peer group of 17 biotechnology and health care supply companies, which was reviewed and approved by the Compensation Committee. Each year, Meridian, in conjunction with our Compensation Committee, revaluates our peer group in light of developments in the market and our industry. As a result of this review, eight companies were added to the peer group and four companies were removed from the peer group compared to the prior year. The companies included in the peer group had revenues with a median of $135.0 million, as compared to the Company’s total revenue of $104.5 million in fiscal year 2016. The peer group used in the report presented for consideration of compensation decisions and approved by the Compensation Committee consisted of the following companies:

Abaxis, Inc.	Fluidigm Corp.	Mesa Laboratories, Inc.
AMAG Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.	Neogen Corp.
Anika Therapeutics, Inc.	Harvard Bioscience, Inc.	Neogenomics, Inc.
Bio-Techne Corp.	Luminex Corp.	Pacific Biosciences of Calif.
Brooks Automation, Inc.	Meridian Bioscience, Inc.	Trinity Biotech PLC
Cambrex Corp.	Merrimack Pharmaceuticals, Inc.

As summarized below, Meridian’s review of peer companies revealed that the Company’s base salaries were largely at or below the 50th percentile of peer group companies, and target bonus percentages and its long term incentives were largely at or above the 50th percentile of peer group companies for the fiscal year ended December 31, 2016.

Base Salary as Compared to 50th Percentile of Peer Group

Name and Position	Base Salary for the Fiscal Year ended December 31, 2016	50th Percentile Base Salary for Position in Peer Group	Percent Actual Salary is Above (Below) 50th Percentile in Peer Group
Tony J. Hunt — Chief Executive Officer	$500,000	$581,242	(14%)
Jon K. Snodgres — Chief Financial Officer	$339,900	$335,210	1%
James R. Rusche — Senior Vice President, Research and Development	$311,000	$307,850	1%
Howard Benjamin — Vice President, Business Development	$279,000	$300,656	(7%)

Target Bonus Percentage as Compared to 50th Percentile of Peer Group

Name and Position	Target Bonus Percentage for the Fiscal Year ended December 31, 2016	50th Percentile Target Bonus for Position in Peer Group
Tony J. Hunt — Chief Executive Officer	75%	70%
Jon K. Snodgres — Chief Financial Officer	50%	41%
James R. Rusche — Senior Vice President, Research and Development	40%	38%
Howard Benjamin — Vice President, Business Development	40%	40%

Long-Term Incentives as Compared to Peer Group

Historically, the Compensation Committee made periodic grants of stock options with time-based vesting to align the executive officers’ financial interest with those of stockholders. However, such grants were not made every year prior to 2013. Based on Meridian’s review of our peer group, the majority of companies in the peer group made long term incentive awards to executive officers on an annual basis. The Compensation Committee believes that equity incentives, in the form of stock options, restricted stock units and restricted stock awards, subject to vesting over time or upon achievement of performance objectives, can be an effective vehicle for the long-term element of compensation, as these awards align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. Stock options, which have exercise prices equal to at least fair market value of the Company’s stock on the date of grant, reward executive officers only if the stock price increases from the date of grant. Restricted stock units and restricted stock awards are impacted by all stock price changes, so the value to the executive officers is affected by both increases and decreases in stock price from the market price at the date of grant. The Compensation Committee granted stock options subject to time-based vesting over four years to its named executive officers in February 2013. In February 2014, February 2015, February 2016 and February 2017, the Compensation Committee, based on Meridian’s review of peer group data, which showed that our aggregate long term incentives were below the 50th percentile of peer group companies, granted stock options and restricted stock units subject to time-based vesting over three years to its named executive officers. The size of these grants were based on long-term incentive levels for each of the executive officers that are a function of total cash compensation (base salary plus annual cash incentive compensation), as described in further detail under the section “Objectives for the Fiscal Year Ending December 31, 2016”. The Compensation Committee expects to annually grant additional long term incentive awards, potentially including a mix of restricted stock units, restricted stock awards, and stock option awards, in future years.

The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.

The Compensation Committee anticipates that it will continue to conduct similar annual reviews of our executive compensation practices and use independent outside consultants for similar services in the future.

Executive Compensation

Each executive officer (except the Chief Executive Officer, whose performance is reviewed directly by the Compensation Committee) has an annual performance review with the Chief Executive Officer, who makes recommendations on salary increases, promotions and equity and non-equity incentive awards to the Compensation Committee. The Compensation Committee believes its executive compensation programs for the fiscal year ended December 31, 2016, which rewarded the Company’s accomplishments during the year, including the strong growth in product revenue, improvement in gross margins, improvement of production efficiencies, development of new product offerings and the significant return to stockholders resulting from the increase in the price of the Company’s common stock, encouraged sustained achievement of longer-term goals and initiatives and maintained a motivated and engaged leadership team.

Base Salary

Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives at our peer group. Base salary is typically reviewed annually. The Company believes that the base salaries paid to the executive officers during the fiscal year ended December 31, 2016 achieved its compensation objectives.

For the fiscal year ending December 31, 2016, the Compensation Committee increased Mr. Hunt’s base salary by 11.1%, from $450,000 to $500,000, Mr. Snodgres’ base salary by 3.0% from $330,000 to $339,900, Dr. Rusche’s base salary by 2.0% from $311,000 to $317,220 and Dr. Benjamin’s base salary by 3.0% from $279,000 to $287,370. The compensation report prepared by Meridian showed that the 2016 base salaries of these executive officers were competitive with the 50th percentile among the Company’s peer group for 2016 as disclosed above. These base salary increases were based on each executive officer’s performance, qualifications, experience, responsibilities and Meridian’s survey of the publicly disclosed compensation for similar positions at companies in the peer group.

For the fiscal year ending December 31, 2017, the Compensation Committee increased Mr. Hunt’s base salary by 10%, from $500,000 to $550,000, Mr. Snodgres’ base salary by 3.0% from $339,900 to $350,097 and Dr. Benjamin’s base salary by 2.0% from $287,370 to $293,117. The compensation report prepared by Meridian showed that the 2017 base salaries of these executive officers were competitive with the 50th percentile among the Company’s peer group as disclosed above. These base salary increases were based on each executive officer’s performance, qualifications, experience, responsibilities and Meridian’s survey of the publicly disclosed compensation for similar positions at companies in the peer group.

Annual Cash Incentive Compensation Plan

The Company’s executive officers other than the Chief Executive Officer are eligible to receive annual cash incentive compensation based on both corporate results as measured against the goals set forth below, or the Company Objectives, and their own individual performance, pursuant to the Annual Cash Incentive Compensation Plan, or the Plan. Mr. Hunt is eligible to receive annual cash compensation based solely on corporate results as measured against the Company Objectives pursuant to the Plan. The annual cash incentive compensation earned by each executive officer is determined by the Compensation Committee after the end of each fiscal year and calculated as a percentage of an executive officer’s base salary.

The Company establishes the target amount of its annual cash incentive compensation at a level that represents a meaningful portion of the executive officers’ current paid out cash compensation, and sets a threshold performance level for each executive. In establishing these levels, in addition to considering the incentives that the Company wants to provide to the executive officers, it also considers the annual cash incentive compensation levels for comparable positions within our peer group and our own historical practices.

The overall Company Objectives for the fiscal year ended December 31, 2016, or the Performance Period, related to product revenue, financial performance, product development, manufacturing and quality, sales and marketing and business and corporate development.

Plan Protocol

The Compensation Committee administers the Plan:

1.	At the beginning of the fiscal year, the Chief Executive Officer, with assistance from senior management, proposes annual corporate goals, measurement criteria and weightings, subject to review and approval by the Compensation Committee.

2.	At the beginning of the following fiscal year, the Chief Executive Officer evaluates performance levels and the achievement of these annual corporate goals for all executive officers except for himself, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants (except the Chief Executive Officer) are submitted by the Chief Executive Officer to the Compensation Committee for review and approval. The Compensation Committee evaluates and approves performance levels and achievement of the annual corporate goals and approves the specific bonus award for the Chief Executive Officer.

3.	The Compensation Committee determines the size of the overall bonus pool and the bonus awards for individual participants based on the target bonus figures, the Company’s performance against the above Company Objectives and, in the case of executive officers other than the Chief Executive Officer, individual performance.

Plan Payout

The Compensation Committee is responsible for evaluating actual performance against the performance goals and determining the actual bonus award earned. The Chief Executive Officer submits a documented evaluation of the performance of each of the other participants to the Compensation Committee for its consideration to assist the Compensation Committee in its review and proposed bonus awards. The Compensation Committee makes all final determinations regarding performance evaluations of participants and actual bonus awards. See the section titled “Performance Criteria” below for a discussion on the performance criteria and determinations for the fiscal year ended December 31, 2016.

Generally, the Company must attain a minimum of 60% overall achievement of its corporate goals for any payment to be made pursuant to the Plan, and the Compensation Committee may, at its discretion, elect not to pay bonuses. However, should the Company attain less than 60% overall achievement of its goals, the Compensation Committee may elect to pay a cash bonus. A target bonus (as a percentage of base salary) and the weight assigned to corporate and individual results is determined for participants based upon their position. The final incentive payout is determined for each participant based on the achievement of corporate and individual goals defined for each organizational level and position and the target incentive percentage.

For the fiscal year ended December 31, 2016, the Company established a target annual cash incentive award for each of the executive officers, depending on their role, experience and objectives to be achieved as follows:

Individual Annual Cash Incentive Targets

	Bonus Target as % of Salary for the Fiscal Year ended December 31, 2016	Portion Tied to Corporate Results	Portion Tied to Individual Results
Tony J. Hunt	75%	100%	0%
Jon K. Snodgres	50%	60%	40%
Howard Benjamin	40%	60%	40%

Dr. Rusche was not employed on the date that cash incentive payments were made under the Plan and, accordingly, was not eligible to receive a cash incentive bonus under the Plan. However. Dr. Rusche received a prorated cash incentive bonus based on the achievement of Company objectives as described below in the section titled “Transitional Services and Separation Agreement With Dr. Rusche.”

Performance Criteria

The incentive compensation of executive officers is based on the achievement of certain goals by the Company, as a whole, and, for executive officers other than the Chief Executive Officer, on the achievement of individual performance goals. Criteria and specific goals within each category are as follows:

Company Performance

•

The extent to which key financial, product development, product manufacturing and quality, sales and marketing, business collaboration and corporate development objectives of the Company have been met during the fiscal year.

Executive Performance

•

An executive officer’s involvement in and responsibility for the attainment of key financial, product development, product manufacturing and quality, sales and marketing, business collaboration and corporate development and other strategic objectives of the Company;

•	The involvement of an executive officer in personnel recruitment, retention and morale; and

•	The responsibility of the executive officer in working within budgets, controlling costs and other aspects of expense management.

Achievement of Corporate Objectives and Cash Incentive Determination

The portion of cash incentive tied to corporate results is determined based on evaluation of the percentage achievement of the established corporate objectives, which were determined at the beginning of the fiscal year. In 2016, the Compensation Committee moved to a Revenue and EPS metric to determine the achievement of corporate objectives. Other corporate objectives were also considered by the Compensation Committee in determining the cash incentive for the executive officers other than Mr. Hunt. These objectives include product revenue, financial performance, product development, manufacturing and quality, sales and marketing and business and corporate developments. The corporate objectives are designed to be difficult to achieve at 100%, and the Compensation Committee assesses the attainment of these objectives. The Chief Executive Officer evaluated the actual performance of the other executive officers against the performance goals and submitted such evaluation to the Compensation Committee. The ultimate determination of achievement of the objectives is at the sole discretion of the Compensation Committee following discussions with management and is based both on quantitative, objective calculations such as the achievement of certain financial milestones, as well as a qualitative assessment, which takes into consideration the level of effort, end results, and other contributing internal and external factors that could reasonably be expected to impact performance. The Compensation Committee determined that the overall achievement of the corporate portion of the cash incentive plan for all officers was 107%. As in 2016, the corporate objectives for 2017 are tied to the achievement of Revenue and EPS targets, with other corporate performance measures considered by the Compensation Committee in evaluating individual performance of the executive team.

The following is a summary of the corporate objectives for the fiscal year ended December 31, 2016 and the detailed calculation supporting the achievement of each such objective. The Compensation Committee, using its discretion, reviewed this evaluation and determined that the aggregate percentage achievement of the corporate objectives was 107% in recognition of the strong stock performance and significant achievements in the year ended December 31, 2016.

Company Objectives for the Fiscal Year ended December 31, 2016	Weight	Percent Score (achievement as determined by Compensation Committee)	Weighted Score
Revenue
Achieve $96 million in sales revenue (excluding acquisitions)	50%	114.0%	57.0%

Earnings per Share
Achieve $0.44 of adjusted EPS (fully diluted)	50%	100.0%	50.0%

TOTAL CORPORATE PERFORMANCE	100.0%		107.0%

In addition to the above, the following is a summary of other corporate objectives considered by the Compensation Committee in evaluating the individual performance of members of the executive management team for the fiscal year ended December 31, 2016 and the detailed calculation supporting the achievement of each such objective.

Other Corporate Objectives Considered by Compensation Committee for the Fiscal Year ended December 31, 2016	Weight	Percent Score (achievement as determined by Compensation Committee)	Weighted Score
Financial Performance
Complete convertible debt financing; achieve direct product revenue targets for OPUS and ATF; and achieve gross margin target of 58%	10%	103.6%	10.4%

Product Development
Complete development of single use ATF and OPUS R	20%	88.9%	17.8%

Manufacturing and Quality
Improve OPUS and ATF delivery times; increase OPUS production capacity and ensure overall delivery, quality and supply chain security are competitive advantages	25%	102.0%	25.5%

Sales and Marketing
Extend long-term supply agreements on protein A ligands, on time product launches, new website and expand commercial applications support	20%	102.0%	20.4%

Business and Corporate Development
Complete M&A acquisition, identify additional opportunities in M&A pipeline, expansion of information technology applications; establish partnerships to support future product development	25%	138.0%	34.5%

TOTAL OTHER CORPORATE OBJECTIVES	100.0%		108.6%

As the Company’s current President and Chief Executive Officer, Mr. Hunt is responsible for overseeing all of our corporate functions, product development and partnering and marketing activities. Because of his role and responsibilities, Mr. Hunt’s annual cash incentive is calculated based solely on corporate performance to closely align his compensation with the Company’s performance. For the year ended December 31, 2016, the Compensation Committee determined that Mr. Hunt would be awarded 107.0% of his target cash incentive compensation.

Achievement of Individual Objectives

In addition to the corporate objectives outlined above, executive officers with the exception of Mr. Hunt also have an individual objective component to their annual cash incentive compensation. The performance assessment for the individual objectives of the executive officers is not calculated on a line item basis, but rather represents an overall assessment as to how the executive officer contributed to the success of the Company within his or her area of responsibility. The individual objectives are designed to be difficult to achieve at 100%. The Compensation Committee has assessed the attainment of these individual objectives by each executive officer.

As the Company’s Chief Financial Officer, Mr. Snodgres is responsible for the Company’s internal systems and financial controls. Specifically, Mr. Snodgres’ individual objectives for 2016 included expanding the Company’s internal information systems to support revenue growth and drive organizational efficiency, coordinate and execute on financing activities to support and enable future growth and M&A, complete and integrate strategic acquisitions including Atoll GmbH and TangenX, and continue to expand management and external reporting capabilities to enhance business decision making and improve transparency of financial performance. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Mr. Snodgres’ actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Mr. Snodgres was 107.0%.

Dr. Benjamin is ultimately responsible for Repligen’s business development activities. Specifically, his objectives included renewal of global ligand supply agreements with GE Healthcare Life Sciences and MilliporeSigma, identifying and closing new bioprocessing acquisitions including Atoll GmbH and TangenX Technology Corporation and other new business opportunities. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Dr. Benjamin’s actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Dr. Benjamin was 107.0%.

Transitional Services and Separation Agreement with Dr. Rusche

Pursuant to the Transitional Services and Separation Agreement entered into between Repligen and Dr. Rusche on April 29, 2016, and amended on September 1, 2016, Dr. Rusche was eligible to receive a prorated bonus for 2016 equal to 40% of his base salary in effect as of September 1, 2016, based on both individual and corporate achievements. For the year ended December 31, 2016, the Compensation Committee determined that Dr. Rusche would be awarded 100% of his target cash incentive compensation based on his effective date of resignation, which was equal to $95,166.

Cash Incentive Payments Under the Plan

For the fiscal year ended December 31, 2016:

•	Mr. Hunt’s cash incentive of $401,250 was calculated based on an overall achievement of 107.0% as discussed above.

•	Mr. Snodgres’ cash incentive of $174,900 was calculated based on individual results achievement of 107.0% and corporate results achievement of 107.0% for an overall achievement of 107.0%.

•	Dr. Benjamin’s cash incentive of $122,994 was calculated based on an individual results achievement of 107.0% and corporate results achievement of 107.0% for an overall achievement of 107.0%.

Objectives for the Fiscal Year Ending December 31, 2017

Our executive compensation programs for the fiscal year ending December 31, 2017 are consistent with our programs for the fiscal year ended December 31, 2016, which received strong support from our stockholders in the “say on pay” advisory vote conducted at our 2016 Annual Meeting of Stockholders. Accordingly, the Company will continue to solely rely upon Revenue and EPS metrics to determine 100% of Mr. Hunt’s 2017 annual bonus. The other corporate performance objectives considered by the Compensation Committee in determining the cash incentive for the executive team outside Mr. Hunt for 2017 are as follows

•	Product Revenue and Financial Performance — achieve sales targets; meet gross margin, profit and EPS targets.

•	Manufacturing and Quality — expand production capacity and throughput and reduce lead times for bioprocessing products; continued focus on quality and business continuity for customers.

•	Product Development — complete launch of single use ATF products and continue to develop next generation chromatography and filtration products.

•	Sales and Marketing — expand commercial presence in North America, Europe and Asia with additional sales and field application specialists; support launch of new products.

•	Business and Corporate Development — seek product/company acquisitions; expand partnerships in bioprocessing.

Equity Incentive Compensation

The Compensation Committee believes that equity incentives in the form of stock options and restricted stock units subject to vesting over time are an effective vehicle for long-term compensation. Equity incentives align individual and team performance with the achievement of the Company’s strategic and financial goals and stockholders’ interests.

Equity grants have historically been in the form of stock options that vest over a specified period of time. Beginning in 2014, the Compensation Committee has authorized grants of restricted stock units to executive officers and certain key employees.

In the future, the Compensation Committee expects to grant annual long term incentive awards consistent with the 2015, 2016 and 2017 awards, though the Compensation Committee may subject a portion of these awards to performance-based vesting criteria. Stock options reward executive officers only if the stock price increases from the date of grant over time. Restricted stock units are impacted by all stock price changes, so the value to the executive officers is affected by both increases and decreases in stock price from the market price at the date of grant.

In the fiscal year ended December 31, 2016, the Compensation Committee considered a number of factors in determining what, if any, equity incentive compensation to grant to the executive officers, including:

•	the performance of the Company during the fiscal year;

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by the executive officers;

•	the number of restricted stock units held by the executive officers;

•	the vesting schedule of the unvested equity awards held by the executive officers;

•	the financial statement impact of any equity award;

•	the amount and percentage of the total equity on a diluted basis held by the executive officers; and

•	the available shares under the Company’s equity incentive plan.

In February 2016, the Compensation Committee approved the following equity awards to our named executive officers, each of which vests over three years from the grant date. For additional information regarding equity awards made to our named executive officers in 2016, see the “Grants of Plan-Based Awards for the Fiscal Year ended December 31, 2016” table below.

Name	Number of Shares Underlying Stock Options (#)	Restricted Stock Units (#)
Tony J. Hunt	65,351	33,589
Jon K. Snodgres	15,380	7,905
James R. Rusche	9,895	5,086
Howard Benjamin	12,186	6,263

2017 Equity Incentive Compensation

The Compensation Committee granted long term incentive compensation awards consisting of both stock options and restricted stock units, both of which are subject to vesting over three years, to each of the named executive officers in February 2017. Long term incentive compensation awards for the year ending December 31, 2017 are also split equally (based upon dollar value) between restricted stock units and stock options vesting over three years.

Other Compensation

All full-time employees, including the executive officers, may participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance and the Company’s 401(k) plan.

Transitional Services and Separation Agreement with Dr. Rusche

On September 1, 2016, James R. Rusche retired from his role as the Company’s Senior Vice President, Research and Development and transitioned into the role of Senior Advisor. As of September 1, 2016, Dr. Rusche ceased to be an executive officer of the Company. In connection with his resignation as Senior Vice President, Research and Development, the Company entered into a Transitional Services and Separation Agreement with Dr. Rusche under which the Company agreed to: (i) engage Dr. Rusche as Senior Advisor to the Company on an “at will” basis through February 28, 2017, or the Transition Period, unless either party elected to end the relationship on an earlier date; (ii) continue to pay Dr. Rusche his salary and provide him with benefits during the Transition Period; (iii) permit continued vesting of Dr. Rusche’s outstanding equity awards through December 31, 2016; (iv) pay Dr. Rusche a bonus targeted at 40% of his base salary; and (v) accelerate 50% of Dr. Rusche’s then unvested stock options and restricted stock units as of the date of termination of his employment.

Amounts paid to Dr. Rusche pursuant to the Transitional Services and Separation Agreement are set forth below under the heading “Director and Executive Officer Compensation — Summary Compensation Table for the Fiscal Years ended December 31, 2016, 2015 and 2014”.

Tax and Accounting Considerations

We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that is not exempt from or does not meet the requirements of Section 409A.

For our financial statements, cash compensation, such as salary and bonus, is expensed and for our income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.

Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is “performance-based” under Section 162(m). Whenever possible, we endeavor to structure our compensation policies to qualify as performance-based under Section 162(m). Nonetheless, from time to time certain nondeductible compensation may be paid and the Board of Directors and the Compensation Committee reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances.

Compensation Risk Assessment

The Compensation Committee considers and evaluates risks related to our cash and equity-based compensation programs and practices as well as evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Earned

The following table summarizes the compensation earned during the fiscal years ended December 31, 2016, 2015 and 2014 by the Company’s principal executive officer, principal financial officer, other most highly compensated executive officers who were serving as executive officers as of December 31, 2016 and whose total compensation exceeded $100,000 and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of such date. These individuals are referred to as named executive officers.

Summary Compensation Table for the Fiscal Years ended December 31, 2016, 2015 and 2014

Name and Principal Position	Year	Salary ($)		Stock Awards ($) (1)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)		All Other Compensation ($) (3)		Total ($)
Tony J. Hunt	2016	500,000		874,993		881,363		401,250		2,000		2,659,606
President and Chief Executive Officer	2015	403,846		531,231		554,193		297,000		2,000		1,788,270
	2014	218,736	(4)	413,750		433,855		139,277		—		1,205,618

Jon K. Snodgres	2016	339,500		205,925		207,424		181,847		2,000		936,696
Chief Financial Officer	2015	330,000		155,759		162,480		174,900		2,000		825,139
	2014	150,805	(5)	122,500		127,850		81,619		77,000	(6)	559,774

James R. Rusche (7)	2016	317,000	(8)	265,717	(9)	293,106	(9)	88,145	(10)	2,000		1,047,788
Senior Advisor; Former	2015	311,000		137,000		142,917		124,400		2,000		717,317
Senior Vice President, Research and Development	2014	302,000		105,706		105,725		138,920		2,000		654,351

Howard Benjamin	2016	287,000		163,151		164,348		122,994		2,000		739,493
Vice President, Business Development	2015	279,000		122,904		128,209		120,528		2,000		652,641
	2014	271,000		94,855		94,876		124,660		2,000		587,391

(1)	Represents the aggregate grant date fair value for awards granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic 718 Compensation — Stock Compensation. The assumptions the Company used for calculating the grant date fair values are set forth in note 2 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(2)	Except as otherwise set forth below, amounts listed represent payments made in 2016, 2015 and 2014, respectively, under the Company’s Annual Cash Incentive Compensation Plan, as described above.
(3)	Except as otherwise set forth below, represents the match, paid by Repligen on behalf of such individual into the Repligen Corporation 401(k) Savings Plan, on the first 5% of eligible compensation for the years ended December 31, 2016, 2015 and 2014, respectively, contributed by such individual subject to a maximum of $2,000 per year.
(4)	Mr. Hunt’s employment with the Company commenced on May 5, 2014. His annualized base salary for the year ended December 31, 2014 was $330,000.
(5)	Mr. Snodgres’ employment with the Company commenced on July 17, 2014. His annualized base salary for the year ended December 31, 2014 was $320,000.
(6)	In addition to the match paid by Repligen as noted above, Mr. Snodgres received relocation assistance totaling $75,000 during the year ended December 31, 2014.
(7)	On April 29, 2016, Dr. Rusche and the Company entered into a Transitional Services and Separation Agreement, pursuant to which Dr. Rusche transitioned from his role as Senior Vice President, Research and Development to Senior Advisor to the Company.

(8)	Pursuant to the terms of the Transitional Services and Separation Agreement, Dr. Rusche received his base salary of $317,000 per year through December 31, 2016.
(9)	Pursuant to the terms of the Transitional Services and Separation Agreement, the Company accelerated the vesting of 50% of the shares of Common Stock underlying Dr. Rusche’s outstanding and unvested stock options and restricted stock units as of December 31, 2016. The amounts reported reflect the incremental fair value as of December 31, 2016 calculated in accordance with FASB Accounting Standard Codification Topic 718 Compensation — Stock Compensation.
(10)	Dr. Rusche received the bonus payment due to him pursuant to the terms of the Transitional Services and Separation Agreement. Because this bonus payment was based on both individual and corporate objectives, the payment is classified as non-equity incentive plan compensation for purposes of this Summary Compensation Table.

Grants of Plan-Based Awards for the Fiscal Year ended December 31, 2016

The table below sets forth grants of awards that were made in the fiscal year ended December 31, 2016 to our named executive officers.

Name	Grant Date	Target Future Payouts Under Non- Equity Incentive Plan Awards ($) (1)	Threshold Future Payouts Under Non- Equity Incentive Plan Awards ($) (3)	All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Tony J. Hunt	—	375,000	225,000	—	—	—	—
	02/26/2016	—	—	—	65,351	26.05	881,363
	02/26/2016	—	—	33,589	—	—	874,993

Jon K. Snodgres	—	169,950	129,162	—	—	—	—
	02/26/2016	—	—	—	15,380	26.05	207,424
	02/26/2016	—	—	7,905	—	—	205,925

Howard Benjamin	—	114,948	87,360	—	—	—	—
	02/26/2016	—	—	—	12,186	26.05	164,348
	02/26/2016	—	—	6,263	—	—	163,151

James R. Rusche (2)	—	126,888	96,435	—	—	—	—
	02/26/2016	—	—	—	9,895	26.05	133,450
	02/26/2016	—	—	5,086	—	—	132,490

(1)	The amounts represent the target bonus. The actual bonus awarded by the Compensation Committee can be higher or lower than the target depending on achievement of corporate and individual goals. The actual amounts awarded for 2016 performance are listed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)	Dr. Rusche’s target bonus under the Annual Cash Incentive Compensation Plan was equal to 40% of his base salary. However, pursuant to the terms of the Transitional Services and Separation Agreement, Dr. Rusche was entitled to receive a bonus based on his prorated base salary.
(3)	The amounts represent the threshold bonus assuming an achievement of 60% of the corporate goals and 100% achievement of the individual goals for Mr. Snodgres and Dr. Benjamin.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” The material terms of employment agreements and arrangements with our named executive officers are described below under the heading “Potential Payments upon Termination or Change-in-Control — Employment Arrangements.”

Outstanding Equity Awards at December 31, 2016

This following table sets forth certain information regarding the outstanding stock option grants and stock awards held by the named executive officers at December 31, 2016.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Tony J. Hunt	5/5/2014	20,000	30,000	(2)	$16.55	5/5/2024	—		—
	5/5/2014	—	—		—	—	15,000	(3)	462,300
	2/26/2015	13,013	26,024	(4)	$26.20	2/26/2025	—		—
	2/26/2015	—	—		—	—	13,517	(5)	416,594
	2/26/2016	—	65,351	(6)	$26.05	2/26/2026	—		—
	2/26/2016	—	—		—	—	33,589	(7)	1,035,213

Jon K. Snodgres	7/14/2014	4,000	6,000	(8)	$24.50	7/14/2024	—		—
	7/14/2014	—	—		—	—	3,000	(9)	92,460
	2/26/2015	3,815	7,630	(10)	$26.20	2/26/2025	—		—
	2/26/2015	—	—		—	—	3,963	(11)	122,140
	2/26/2016	—	15,380	(12)	$26.05	2/26/2026	—		—
	2/26/2016	—	—		—	—	7,905	(13)	243,632

Howard Benjamin	2/28/2013	—	10,000	(14)	$6.23	2/28/2023	—		—
	2/27/2014	3,807	3,807	(15)	$15.91	2/27/2024	—		—
	2/27/2014	—	—		—	—	1,987	(16)	61,239
	2/26/2015	3,011	6,020	(17)	$26.20	2/26/2025	—		—
	2/26/2015	—	—		—	—	3,127	(18)	96,374
	2/26/2016	—	12,186	(19)	$26.05	2/26/2026	—		—
	2/26/2016	—	—		—	—	6,263	(20)	193,026

James R. Rusche	7/15/2010	25,000	—		$3.33	7/15/2020	—		—
	2/28/2013	30,000	5,000	(21)	$6.23	2/28/2023	—		—
	2/27/2014	8,485	2,122	(22)	$15.91	2/27/2024	—		—
	2/27/2014	—	—		—	—	1,108	(23)	34,149
	2/26/2015	3,356	3,356	(24)	$26.20	2/26/2025	—		—
	2/26/2015	—	—		—	—	1,743	(25)	53,719
	2/26/2016	—	4,948	(26)	$26.05	2/26/2026	—		—
	2/26/2016	—	—		—	—	2,543	(27)	78,375

(1)	The value of equity awards is based on the closing price of our stock on the NASDAQ Global Market on December 31, 2016, which was $30.82.
(2)	10,000 shares vest on each of the following dates: May 5, 2017, May 5, 2018 and May 5, 2019.
(3)	5,000 shares vest on each of the following dates: May 5, 2017, May 5, 2018 and May 5, 2019.
(4)	13,012 shares vested on February 26, 2017; 13,012 shares vest on February 26, 2018.
(5)	6,758 shares vested on February 26, 2017; 6,759 shares vest on February 26, 2018.
(6)	21,784 shares vested on February 26, 2017; 21,784 shares vest on each of the following dates: February 26, 2019 and February 26, 2018.
(7)	11,197 shares vested on February 26, 2017; 11,196 shares vest on each of the following dates: February 26, 2018 and February 26, 2019.
(8)	2,000 shares vest on each of the following dates: July 14, 2017, July 14, 2018 and July 14, 2019.
(9)	1,000 shares vest on each of the following dates: July 14, 2017, July 14, 2018 and July 14, 2019.
(10)	3,815 shares vested on February 26, 2017; 3,815 shares vest on February 26, 2018.
(11)	1,981 shares vested on February 26, 2017; 1,982 shares vest on February 26, 2018.

(12)	5,127 shares vested on February 26, 2017; 5,127 shares vest on February 26, 2019; 5,126 shares vest on February 26, 2018.
(13)	2,635 shares vested on February 26, 2017; 2,635 shares vest on each of the following dates: February 26, 2018 and February 26, 2019.
(14)	10,000 shares vested on February 28, 2017.
(15)	3,807 shares vested on February 27, 2017.
(16)	1,987 shares vested on February 27, 2017.
(17)	3,010 shares vested on February 26, 2017; 3,010 shares vest on February 26, 2018.
(18)	1,563 shares vested on February 26, 2017; 1,564 shares vest on February 26, 2018.
(19)	4,062 shares vested on February 26, 2017; 4,062 shares vest on each of the following dates: February 26, 2018 and February 26, 2019.
(20)	2,088 shares vested on February 26, 2017; 2,088 shares vest on February 26, 2019; 2,087 shares vest on February 26, 2018.
(21)	5,000 shares vested on February 28, 2017. Amount does not include 5,000 shares that are outstanding as of December 31, 2016 but will not vest per the provisions of the Transitional Services and Separation Agreement between Dr. Rusche and the Company.
(22)	2,122 shares vested on February 28, 2017. Amount does not include 2,120 shares that are outstanding as of December 31, 2016 but will not vest per the provisions of the Transitional Services and Separation Agreement between Dr. Rusche and the Company.
(23)	1,108 shares vested on February 28, 2017. Amount does not include 1,107 shares that are outstanding as of December 31, 2016 but will not vest per the provisions of the Transitional Services and Separation Agreement between Dr. Rusche and the Company.
(24)	3,356 shares vested on February 28, 2017. Amount does not include 3,355 shares that are outstanding as of December 31, 2016 but will not vest per the provisions of the Transitional Services and Separation Agreement between Dr. Rusche and the Company.
(25)	1,743 shares vested on February 28, 2017. Amount does not include 1,743 shares that are outstanding as of December 31, 2016 but will not vest per the provisions of the Transitional Services and Separation Agreement between Dr. Rusche and the Company.
(26)	4,948 shares vested on February 28, 2017. Amount does not include 4,948 shares that are outstanding as of December 31, 2016 but will not vest per the provisions of the Transitional Services and Separation Agreement between Dr. Rusche and the Company.
(27)	2,543 shares vested on February 28, 2017. Amount does not include 2,543 shares that are outstanding as of December 31, 2016 but will not vest per the provisions of the Transitional Services and Separation Agreement between Dr. Rusche and the Company.

Option Exercises and Stock Vested for the Fiscal Year ended December 31, 2016

The following table sets forth certain information regarding the number of stock options exercised and amounts realized by the named executive officers under the Second Amended and Restated 2001 Repligen Corporation Stock Plan, the 1992 Repligen Corporation Stock Option Plan and the 2012 Repligen Corporation Stock Option and Incentive Plan, as amended (collectively “the Stock Plans”) in the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Tony J. Hunt	—	—	11,759	304,622
Jon K. Snodgres	—	—	2,982	78,291
Howard Benjamin	10,000	177,490	3,551	92,504
James R. Rusche	—	—	3,957	103,080

(1)	The value realized on exercise of an option award is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the option.

(2)	The value realized on vesting of restricted stock units is based on the closing price of our common stock on the trading date immediately preceding the date of vesting.

Pension Benefits

The Company has no defined benefits plans or other supplemental retirement plans for the named executive officers.

Nonqualified Deferred Compensation

The Company has no nonqualified defined contribution plans or other nonqualified deferred compensation plans for the named executive officers.

Potential Payments upon Termination or Change-in-Control

Employment Arrangements

On February 26, 2015, the Company entered into an Amended and Restated Employment with Mr. Hunt. Pursuant to the terms of the Amended and Restated Employment Agreement, in the event that Mr. Hunt’s employment is terminated by the Company without cause or he resigns for “good reason”, Mr. Hunt will be entitled to receive severance pay equal to twelve months of his base salary at the rate then in effect, and 50% of his unvested stock options and other unvested stock-based awards will vest immediately. Mr. Hunt will also receive a cash payment equal to the Company’s monthly contribution to group health insurance coverage through COBRA for twelve months following the termination date. If Mr. Hunt’s employment is terminated within twelve months following a change in control of the Company, Mr. Hunt will be entitled to receive a lump sum payment equal to two times his base salary at the rate then in effect (or at the rate in effect immediately prior to the change in control, if higher), and 100% of his unvested stock options and other unvested stock-based awards will vest immediately. In addition, Mr. Hunt will receive a cash payment equal to the Company’s monthly contribution to group health insurance coverage through COBRA for eighteen months following the termination date.

Repligen entered into an offer letter for employment “at will” with Mr. Snodgres on June 10, 2014. The offer letter for Mr. Snodgres provides for certain benefits upon termination of his employment without cause, including the continuation of his base salary at the rate then in effect for a period of six months following the date of termination, health insurance coverage through COBRA for a period of six months with the cost of such benefits as in effect on the date of termination to be shared in the same relative proportion by the Company and Mr. Snodgres, and immediate vesting of 50% percent of all of Mr. Snodgres’ then unvested stock options and restricted stock awards.

On March 14, 1996, Repligen entered into a letter of agreement with Dr. Rusche in connection with Repligen’s acquisition and merger with Glycan Pharmaceuticals, Inc. This agreement provided for certain benefits upon the termination of employment, with or without cause, or upon a change in control of the Company. Under this agreement, upon termination of employment, with or without cause, or upon a change in control of the Company, 50% of the unvested stock options held by Dr. Rusche would vest immediately. The agreement provided for severance payments upon termination Dr. Rusche’s employment, with or without cause, of base salary continuation at the rate then in effect, payable monthly in arrears, until Dr. Rusche becomes employed, but for no longer six months following Dr. Rusche’s termination of employment with Repligen.

Dr. Rusche entered into an Amended and Restated Transitional Services and Separation Agreement (the “Transitional Services and Separation Agreement”) with Repligen on August 31, 2016, amended September 1, 2016, which supersedes the letter agreement described above and provides for his transition from Senior Vice President, Research and Development of the Company to the role of Senior Advisor commencing on September 1, 2016 through February 28, 2017. Pursuant to the Transitional Services and Separation Agreement with Dr. Rusche, the Company agreed to: (i) engage Dr. Rusche as Senior Advisor to the Company on an “at will”

basis through February 28, 2017, or the Transition Period, unless either party elected to end the relationship on an earlier date; (ii) continue to pay Dr. Rusche his base salary and provide him with benefits during the Transition Period; (iii) permit continued vesting of Dr. Rusche’s outstanding equity awards during the later of the Transition Period or December 31, 2016, (iv) pay Dr. Rusche a prorated bonus targeted at 40% of his base salary based on achievement of the Company Objectives, prorated through September 1, 2016 and (v) accelerate 50% of Dr. Rusche’s then unvested stock options and restricted stock units as of the date of termination of his employment.

Repligen entered into an offer letter for employment “at will” with Mr. Benjamin on December 2, 2008. The offer letter for Mr. Benjamin does not provide for benefits upon termination, with or without cause, or upon a change of control.

Equity Awards

The 2012 Stock Option and Incentive Plan, or the 2012 Stock Plan, provides that upon the effectiveness of a “sale event,” as defined in the 2012 Stock Plan, except as otherwise provided by the Compensation Committee in the award agreement, all outstanding awards will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options equal to the difference between the per share cash consideration and the exercise price of the options.

Stock options granted and currently held by a named executive officer, which have been granted under the 2001 Stock Plan do not automatically accelerate upon termination of such named executive officer’s employment or upon a change in control pursuant to the terms of the 2001 Stock Plan.

Assuming a qualifying termination were to have taken place on December 31, 2016, each of the named executive officers would have been entitled to the salary continuation set forth on the table below and the value of his awards that would be accelerated upon the termination would have been that amount shown in the table below.

	Payments and Benefits
	Salary Continuation ($)	Value of Stock Options Vesting ($) (1)	Value of Health Insurance Under COBRA ($)	Total ($)
Tony J. Hunt	500,000	1,387,088	21,026	1,908,114
Jon K. Snodgres	169,950	302,382	10,513	482,845
Howard Benjamin	—	—	—	—

(1)	Based on the intrinsic value of the stock options on December 31, 2016 based upon market closing price of $30.82 on that date.

Assuming a change in control and qualifying termination were to have taken place on December 31, 2016, each of the named executive officers would have been entitled to the salary continuation set forth on the table below and the value of his awards that would be accelerated upon the change-in-control would have been that amount shown in the table below.

	Payments and Benefits
	Salary Continuation ($)	Value of Stock Options Vesting ($) (1)	Value of Health Insurance Under COBRA ($)	Total ($)
Tony J. Hunt	1,000,000	2,774,176	31,539	3,805,715
Jon K. Snodgres	169,950	302,382	10,513	482,845
Howard Benjamin	—	—	—	—

(1)	Based on the intrinsic value of the stock options on December 31, 2016 based upon market closing price of $30.82 on that date.

Pursuant to the Transitional Services and Termination Agreement with Dr. Rusche, the Company paid the following amounts to Dr. Rusche in 2016:

Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
105,740	133,227(1)	159,657(1)	88,145(2)	486,769

(1)	The amounts reported reflect the value of the portion of Dr. Rusche’s stock or option awards, as applicable, that accelerated pursuant to the terms of the Transitional Services and Separation Agreement.
(2)	The amount reported represents the prorated portion of the bonus payment Dr. Rusche would have received under the Annual Cash Incentive Compensation Plan had he remained employed through the payment date, prorated based on his transition date of September 1, 2016, which was paid to him pursuant to the terms of the Transitional Services and Separation Agreement.

Director Compensation

For the fiscal year ended December 31, 2016, non-employee directors received an annual cash retainer for service on the Board of Directors and committees as set forth in the table below.

Annual Retainer
Board of Directors
Each Non-Employee Member of the Board	$45,000
Additional Retainer for the Chairperson	$80,000
Audit Committee
Committee Chairperson	$30,000
Other Committee Members	$10,000
Compensation Committee
Committee Chairperson	$16,000
Other Committee Members	$5,000
Nominating and Corporate Governance Committee
Committee Chairperson	$16,000
Other Committee Members	$5,000

Under the Company’s Amended and Restated Director Compensation Policy, as amended in February 2016, each newly-elected, non-employee director who joins the Board receives an option to purchase 24,000 shares of Common Stock on the date he or she joins the Board. These initial option grants vest in equal annual installments over a three-year period from the date of grant, provided such person is still a director on such vesting date. In addition, at each annual meeting, each non-employee director reelected to the Board by the stockholders is awarded annual equity compensation. In 2016, all non-employee directors, other than the Chairperson, were entitled to annual equity compensation of $95,000, and the Chairperson was entitled to annual equity compensation of $135,000. 50% of the total annual equity compensation will be in the form of restricted stock units, and 50% of the total annual equity compensation will be in the form of stock options. All of these equity awards vest in full on the earlier of the first anniversary of the date of the grant or the next annual meeting of the stockholders, provided such person is still a director on such vesting date.

Director Compensation Table for the Fiscal Year Ended December 31, 2016

The following table sets forth a summary of the compensation the Company paid to its non-employee directors in the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)(3)		Option Awards ($) (1)(2)(3)	Total ($)
Nicolas M. Barthelemy	55,000	46,050		46,476	147,526
Glenn L. Cooper	61,000	46,050		46,476	153,526
John G. Cox	55,000	46,050		46,476	147,526
Karen A. Dawes	141,000	598,631	(4)	66,041	805,672
Alfred L. Goldberg (5)	16,250	—		—	16,250
Glenn P. Muir	72,778	46,050		46,476	165,304
Thomas F. Ryan, Jr.	67,222	46,050		46,476	159,748

(1)	Represents the aggregate grant date fair value for awards granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation — Stock Compensation. The assumptions the Company used for calculating the grant date fair values are set forth in note 2 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(2)	The non-employee directors of the Board who held such position on December 31, 2016 held the following aggregate number of unexercised stock options and unvested restricted stock units as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Restricted Stock Units
Nicolas M. Barthelemy.	29,358	1,763
Glenn L. Cooper	68,054	1,763
John G. Cox	30,998	1,763
Karen A. Dawes	110,104	22,505
Glenn P. Muir	27,366	1,763
Thomas F. Ryan, Jr.	14,054	1,763

(3)	The following table presents the grant date fair value of each grant of shares of stock, shares of stock units or stock options in the fiscal year ended December 31, 2016 to non-employee directors, computed in accordance with the FASB Accounting Standard Codification Topic 718 Compensation — Stock Compensation:

Name	Grant Date	Number of Shares of Stock or Units	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)
Nicolas M. Barthelemy	05/11/2016	—	3,366	$26.12	46,476
	05/11/2016	1,763	—	—	46,050
Glenn L. Cooper	05/11/2016	—	3,366	$26.12	46,476
	05/11/2016	1,763	—	—	46,050
John G. Cox	05/11/2016	—	3,366	$26.12	46,476
	05/11/2016	1,763	—	—	46,050
Karen A. Dawes	05/11/2016	—	4,783	$26.12	66,041
	05/11/2016	2,505	—	—	65,431
	07/14/2016	20,000	—	—	533,200
Glenn P. Muir	05/11/2016	—	3,366	$26.12	46,476
	05/11/2016	1,763	—	—	46,050
Thomas F. Ryan, Jr.	05/11/2016	—	3,366	$26.12	46,476
	05/11/2016	1,763	—	—	46,050

(4)	Upon joining the Company’s Board of Directors in September 2005, the Chairperson was awarded an aggregate of 39,000 stock options, having an exercise price of $3.38 per share. These stock options expired on September 15, 2015, at which time such grants had an approximate value of $1.32 million, net of the exercise price. As partial compensation for the Chairperson’s substantial contributions to the Company’s Board of Directors since 2005, her value to the Company in its recent strategic business acquisitions, her leadership during the Company’s growth and transition to its bioprocessing focus and during the Company’s Chief Executive Officer transition, and to compensate the Chairperson for the value of the expired stock options, the Compensation Committee on July 14, 2016 approved a one-time grant to the Chairperson of 20,000 restricted stock units. These restricted stock units vest over a five-year period in equal annual installments.
(5)	Mr. Goldberg served as a director until the 2016 Annual Meeting of Stockholders on May 11, 2016.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Dr. Cooper and Messrs. Barthelemy and Muir. No member of the Compensation Committee is a current or former employee of Repligen. No interlocking relationship exists between any member of our Board or our Compensation Committee and any member of the board or compensation committee of any other company and no such interlocking relationship has existed in the past.

ITEM 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to serve as independent auditors for the fiscal year ending December 31, 2017. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audits of Repligen.

Fees

The following sets forth the aggregate fees billed by Ernst & Young LLP to the Company during the fiscal years ended December 31, 2016 and 2015:

	FY 2016	FY 2015
Audit Fees	$1,690,000	$1,308,200
Audit Related Fees	—	—
Tax Fees	17,000	96,000
Other Fees	2,000	2,000

Total	$1,709,000	$1,406,200

Audit Fees

Fees for audit services were approximately $1,690,000 and $1,308,200 for the fiscal years ended December 31, 2016 and 2015 respectively. These amounts included fees associated with the annual audit of the consolidated financial statements, reviews of the Company’s quarterly reports on Form 10-Q and fees associated with the statutory filings and filings with the SEC.

Audit Related Fees

For the fiscal years ended December 31, 2016 and 2015 Ernst & Young LLP did not bill any fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported above. For the year ended December 31, 2016, there were no fees billed for due diligence activities related to our acquisitions of Atoll GmbH and TangenX Technology Corporation.

Tax Fees

Fees billed for tax services were approximately $17,000 and $96,000 for the fiscal years ended December 31, 2016 and 2015 respectively. These amounts included fees associated with tax compliance, consulting and related services.

All Other Fees

Ernst & Young LLP billed $2,000 in additional fees in each of the fiscal years ended December 31, 2016 and 2015 relating to a subscription to Ernst & Young LLP’s online accounting research service.

The Audit Committee of the Board has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services provided to the Company are approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before Ernst & Young LLP may provide the services. Any pre-approved services exceeding the limits pre-approved by the Audit Committee must again be pre-approved by the Audit Committee. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company for the fiscal year ended December 31, 2016 were pre-approved by the Audit Committee. All non-audit services provided in the fiscal year ended December 31, 2016 were reviewed with the Audit Committee, which concluded that the provisions of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In connection with the audit for the fiscal year ended December 31, 2016, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to refer to such disagreement in connection with their report.

A member of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Accordingly, the Board believes ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year is in the best interests of the Company and its stockholders and recommends a vote FOR the ratification of Ernst & Young as the Company’s independent registered public accounting firm.

ITEM 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in the sections entitled “Compensation Discussion and Analysis” and “Director and Executive Officer Compensation”, our executive compensation programs are designed to motivate our executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate our executive officers’ professional and personal growth. The Company seeks to provide near-term and long-term financial incentives that align the executive officers’ interest with those of the stockholders and focus executive officer behavior on the achievement of both near-term corporate goals, as well as long-term business objectives and strategies. We believe that this alignment between executive compensation and stockholder interests has driven corporate performance over time.

Our stockholders voted on September 27, 2011, to have advisory votes every year to approve the compensation paid to the Company’s named executive officers, and we have adopted that approach. The Board of Directors and Compensation Committee make executive compensation decisions every year, and our directors will look to the annual advisory vote for information to be taken into account when they make decisions with respect to our compensation philosophy, policies and practices. The Compensation Committee and the Board of Directors note our stockholders’ endorsement for the Company’s executive compensation program for the fiscal year ended December 31, 2016, which was approved by over 95% of the votes cast. Consequently, the Compensation Committee has generally maintained the structure of its executive compensation programs for the fiscal years ended December 31, 2016. Accordingly, we are asking our stockholders to vote FOR the following non-binding, advisory resolution on the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

We urge you to read the Compensation Discussion and Analysis and Director and Executive Officer Compensation sections of this Proxy Statement for additional details on the Company’s executive compensation, including our governance, framework, components, and the compensation decisions for the named executive officers for the fiscal year ended December 31, 2016.

As an advisory vote, the results of this vote will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company’s executive compensation principles, policies and procedures.

The Board of Directors recommends that stockholders vote FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

ITEM 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(2) of the Exchange Act enables stockholders to vote on a non-binding advisory basis on how frequently our Company will submit “say-on-pay” proposals, similar to Item 3, to stockholders in the future. Under Section 14A(a)(2), generally, each public company must submit this proposal to its stockholders not less than every six years, and this proposal was last submitted to our stockholders at the 2011 annual meeting. Stockholders may choose to recommend that future say-on-pay proposals be held (i) every year (“1 YEAR” on the proxy card), (ii) every two years (“2 YEARS” on the proxy card) or (iii) every three years (“3 YEARS” on the proxy card). In addition, stockholders may choose to abstain from voting on this proposal.

After careful consideration, our Board of Directors has determined that submitting a non-binding, advisory say-on-pay resolution to stockholders every year is the most appropriate alternative for the Company, and this alternative received the majority of the votes cast at our 2011 Annual Meeting of Stockholders. Annual votes will provide our Company with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our Company’s proxy statements is compensation granted in or for the prior fiscal year. Accordingly, an annual say-on-pay resolution will complement the annual focus of our proxy statement disclosure and provide our Company with the clearest and most timely feedback of the three frequency options. This feedback may then be considered by the Compensation Committee in its annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on our Company.

This vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.

As an advisory vote, the results of this vote will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company’s executive compensation principles, policies and procedures.

The Board of Directors recommends that stockholders vote, on an advisory basis, for every year (“1 YEAR” on the proxy card) as the frequency for future non-binding, advisory votes on the compensation of the Company’s named executive officers.

ITEM 5

APPROVAL OF AN AMENDMENT TO OUR BY-LAWS TO ADOPT

MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The Company’s amended and restated by-laws (as amended, the “Existing By-laws”) provide that at each annual meeting of stockholders, director nominees shall be elected by a plurality of the votes cast at such meeting. Under this voting standard, director nominees who receive the greatest number of votes cast in their favor are elected to the Board of Directors, regardless of whether a director nominees receives a majority of the votes cast or not. Under a majority voting standard, a director nominee is only elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes would not be considered votes “for” or “against” the candidate.

Recognizing that majority voting in director elections is becoming a corporate governance best practice, whereby approximately 90% of the S&P 500 companies contain majority voting, the Board of Directors has reviewed and considered the advantages and disadvantages of adopting a majority voting standard for the election of directors in uncontested elections. The Board of Directors believes that a majority voting standard is consistent with good corporate governance and would provide our stockholders the ability to have a greater impact on the composition of our Board. Our Board of Directors has concluded that the adoption of the proposed majority voting standard in uncontested director elections will give stockholders a greater voice in determining the composition of our Board, both by giving effect to stockholder votes “against” a director candidate, and by requiring a majority of stockholder votes for a candidate to become or remain a director on our Board. The adoption of this standard is intended to reinforce the accountability of our Board of Directors to our stockholders.

If adopted at this Annual Meeting, the majority voting standard would apply to all future uncontested elections of directors; a director nominee will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. An incumbent director who is nominated for election and fails to receive a majority of the votes cast for such director’s reelection would be required to promptly deliver to the Board of Directors an irrevocable offer to resign from the Board. The Board of Directors will consider such director’s offer to resign, taking into consideration any such factors that the Board of Directors deems relevant in deciding whether to accept such director’s resignation. In a contested election, a plurality voting standard will continue to apply to director elections. A contested election will generally include any situation in which we receive a notice that a stockholder has nominated a person for election to the Board of Directors at a meeting of stockholders.

The above description of the proposed amendment is qualified by the full text of the proposed amendment, which is attached to this proxy statement as Annex B and is marked to show the changes described above.

Recommendation of the Board

The Board of Directors recommends that stockholders vote FOR an amendment to our By-laws to adopt majority voting in uncontested director elections.

ITEM 6

APPROVAL OF AN AMENDMENT TO OUR BY-LAWS TO ADOPT ADVANCE NOTICE PROCEDURES FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

We are asking that stockholder vote for an amendment to our Existing By-laws to include advance notice procedures for nomination of directors and stockholder proposals (the “Advance Notice Procedures”). Adoption of the Advance Notice Procedures would facilitate orderly and efficient stockholder meetings, ensure that all stockholders receive adequate notice of the director nominations and sufficient information with respect to all nominees, and allow stockholders to register an informed vote. We believe that implementing such Advance Notice Procedures will enable our Board of Directors to more effectively plan for stockholder meetings and would result in better information being made available to our stockholders in advance of any meetings of the stockholders with respect to any such stockholders proposals or nominees. It will also permit our Board of Directors to make a recommendation or statement of its position so as to enable stockholders to better determine whether they desire to attend the meeting or grant a proxy to the Company as to the outcome of any such business. In addition, by requiring advance notice, the Company will be able to carefully review and determine, in advance of the stockholder meeting, whether such proposals are the proper subject matter for a stockholder vote under applicable law.

If this proposal is adopted, the Advance Notice Procedures will fix a deadline by which stockholders must submit notice of director nominations or other business to the Company prior to any annual or special meeting of stockholders (a “Stockholder Notice”), and set forth the information that a stockholders must include in the proper form of notice to the Company.

Subject to enumerated exceptions, to be timely, a Stockholder Notice must be delivered in proper written form to the corporate Secretary at the principal executive offices of the Company not less than 60 and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder must be received by the Secretary not later than the 90th day prior to the scheduled date of such annual meeting or the 10th day following the first public announcement of the meeting date. Therefore, if approved, to be timely for our 2018 Annual Meeting of Stockholders, a Stockholder Notice would be required to be delivered in writing to our Secretary at 41 Seyon Street, Building 1, Suite 100, Waltham, Massachusetts 02453 between the close of business on February 17, 2018 and March 19, 2018. If the date of the 2018 Annual Meeting of Stockholders is scheduled to take place before April 18, 2018 or after July 17, 2018, notice by a stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to the 2018 Annual Meeting of Stockholders or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, the Stockholder Notice must set forth, among other things:

(i)	as to each candidate for nomination any information relating to the nominee that would be required to be disclosed in either a dissident’s proxy statement in connection with a contested election or otherwise required pursuant to Regulation 14A the U.S. Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(i)	as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each proposing stockholder; and

(ii)	as to the stockholder giving the Stockholder Notice, (a) a description of all agreements or understandings by and between the proposal stockholder and any other person, pertaining to the nomination or other business proposed to be brought before the meeting, (b) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the proposing stockholders to support such nominations or other business proposal, and (c) the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholder or other beneficial owners.

The above description of the proposed amendment is qualified by the full text of the proposed amendment, which is attached to this proxy statement as Annex B and is marked to show the changes described above.

Recommendation of the Board

The Board of Directors recommends that stockholders vote FOR an amendment to our By-laws to adopt advance notice procedures for director nominations and stockholder proposals.

ITEM 7

APPROVAL OF AN AMENDMENT TO OUR BY-LAWS TO PERMIT

THE BOARD OF DIRECTORS TO AMEND THE BY-LAWS

Recognizing that permitting the Board of Directors to amend the by-laws is a corporate governance best practice, we are asking our stockholders to adopted a resolution approving and declaring the advisability of an amendment to our Existing By-laws to permit our Board of Directors to amend the by-laws. If approved, this amendment would allow our Board of Directors to alter, amend or repeal existing by-laws or adopt new by-laws by affirmative vote of a majority of the Board of Directors.

By giving our Board of Directors the ability to amend the by-laws, this will allow the Board of Directors to adopt amendments which the Board believes are in the best interest of the Company and its stockholders and to do so in a timely fashion and not to incur the time delay and additional expenses associated with obtaining stockholder approval. Requiring stockholders to approve all by-law amendments, including ministerial amendments, is inefficient and could delay implementation of by-law amendments that may be in the best interests of the Company’s stockholders. Additionally, the stockholders’ ability to amend the by-laws would not be affected in any way by this amendment. If the Board of Directors approves an amendment to the by-laws, stockholders will retain the ability to alter or amend the by-laws, including any provisions implemented unilaterally by the Board of Directors. Additionally, after the date hereof, if stockholders adopt an amendment to the by-laws, the proposed by-law amendment prohibits the Board of Directors from amending any such amendment approved by stockholders.

The above description of the proposed amendment to our Existing By-laws is qualified by the full text of the proposed amendment, which is attached to this proxy statement as Annex B and is marked to show the changes described above.

Recommendation of the Board

The Board of Directors recommends that stockholders vote FOR an amendment to our By-laws to permit the Board of Directors to amend the By-laws.

ADDITIONAL INFORMATION

Stockholder Proposals

Repligen must receive any proposal by a stockholder of Repligen for inclusion in the proxy statement furnished to all stockholders entitled to vote at our 2018 Annual Meeting of Stockholders at our principal executive office not later than December 22, 2017 in accordance with Rule 14a-8 issued under the Exchange Act.

Subject to the SEC’s proxy rules, if a stockholder who wishes to present a proposal at the 2018 Annual Meeting (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by March 7, 2018 and such proposal is brought before the 2018 Annual Meeting, then under the SEC’s proxy rules, if the proxy statement or form of proxy for the 2018 Annual Meeting so provides, the proxies solicited by Repligen with respect to the 2018 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by Repligen to vote the proxies solicited by Repligen. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

If Proposal 6 is approved, to be timely for our 2018 Annual Meeting, a Stockholder Notice would be required to be delivered in writing to our Secretary at 41 Seyon Street, Building 1, Suite 100, Waltham, Massachusetts 02453 between the close of business on February 17, 2018 and March 19, 2018. If the date of the 2018 Annual Meeting of Stockholders is scheduled to take place before April 18, 2018 or after July 17, 2018, notice by a stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to the 2018 Annual Meeting of Stockholders or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

Any proposal intended to be presented at the 2018 Annual Meeting must also comply with the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Repligen, it is suggested that proponents submit their proposal by Certified Mail, Return Receipt Requested or other means, including electronic means that permit them to prove date of delivery.

Other Business

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

Voting Proxies

The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

Householding

Our Annual Report, including audited financial statements for the fiscal year ended December 31, 2016, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc., or Broadridge, has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Repligen Corporation

will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. If your household is receiving multiple copies of Repligen’s Annual Reports or Proxy Statements and you wish to request delivery of only a single copy, you may send a written request to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453.

Appendix A

DIRECTIONS TO ANNUAL MEETING

Repligen Corporation Headquarters

41 Seyon Street

Building 1, Suite 100

Waltham, MA 02453

(781) 250-0111

Driving Directions from Logan International Airport (BOS)

•	Take the Massachusetts Turnpike West (I-90 WEST).

•	Take exit 17, toward Watertown. Bear right and stay straight on Galen Street/Route 16. Distance from exit 17 to Repligen is approximately 2.7 miles.

•	Go straight through 4-way intersection, cross over small bridge and turn left onto Route 20/Main Street. Follow this for about 1.5 miles.

•	Turn left onto Gore Street.

•	Stay on Gore Street, go straight at 4-way stop. You are now on Seyon Street. Turn right into parking lot.

Driving Directions from the North traveling South on Route 128/I-95 South

•	Follow Route 128/I-95 South and take exit 26/Route 20. Follow the signs that direct you to Waltham (Weston Street). Distance from exit 26 to Repligen is 4.0 miles.

•	Route 20 will become Main Street in Waltham. Follow Route 20 for about 3.5 miles.

•	Take a right onto Gore Street.

•	Stay on Gore Street, go straight at 4-way stop. You are now on Seyon Street. Turn right into parking lot.

Driving Directions from the South traveling North on Route 128/I-95 North

•	Follow Route 128/I-95 North and take exit 26/ Route 20. Follow the signs that direct you to Waltham (Weston Street). Distance from exit 26 to Repligen is 4.0 miles.

•	Route 20 will become Main Street in Waltham. Follow Route 20 for about 3.5 miles.

•	Take a right onto Gore Street.

•	Stay on Gore Street, go straight at 4-way stop. You are now on Seyon Street. Turn right into parking lot.

Driving Directions from the North traveling on Route 2

•	Follow Route 2 and take exit 60 for Lake Street toward East Arlington.

•	Continue on Lake Street (signs for Belmont) for 0.4 miles. Turn left onto Pleasant Street.

•	Stay on Pleasant Street for 1.9 miles. Take a sharp left onto Trapelo Road.

•	In 450 feet, take a slight right onto Lexington Street, and continue for 0.2 miles.

•	Turn right onto Sycamore Street and continue for 0.4 miles.

•	Turn right onto Belmont Street and continue 375 feet.

•	Continue onto Warren Street for 0.8 miles, then turn right onto Main Street.

•	Take a left onto Gore Street, go straight at 4-way stop. You are now on Seyon Street. Turn right into parking lot.

Public Transportation Directions

Please visit the Google Maps website for the best public transportation options from your location. Enter this link into your internet browser to enter your location: http://MiniURL.us/az

Parking

There is ample free public parking at Repligen Corporation’s headquarters.

A-1

Appendix B

PROPOSED AMENDMENTS TO OUR AMENDED AND RESTATED BY-LAWS

The following are proposed changes to our Amended and Restated By-laws as described in Proposals 5, 6 and 7. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

AMENDED AND RESTATED BY-LAWS OF

REPLIGEN CORPORATION

ARTICLE I STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or, if not so designated, at the principal office of the corporation.

SECTION 2. Annual Meeting. The annual meeting of stockholders of the election of directors and the transaction of such other business as may properly come before the meeting shall be held at 10 a.m. on the last Thursday in July of each year or on such other date or at such hour as may be specified by resolution of the Board of Directors. If the date of the annual meeting shall fall upon a legal holiday at the place of the meeting, the meeting shall be held at the same hour on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

SECTION 3. Special Meetings. Special meetings of the stockholders may be called at any time by the President, the Chairman or the Board of Directors; and shall be called by the Secretary or any officer upon the written request of one or more stockholders holding, in the aggregate, at least 30% of the outstanding shares of stock of the corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

SECTION 4. Notice of Meetings. Except where some other notice is required by law, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the Secretary, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting of record at the close of business on the day fixed by the Board of Directors as a record date for the determination of the stockholders entitled to vote at such meeting or, if not such date has been fixed, of record at the close of business on the day before the day on which notice is given. Notice shall be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by a Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Notice of any meeting of the stockholders shall be deemed to have been given to any person who may become a stockholder of record after the mailing of such notice and prior to such meeting. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required.

SECTION 5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by an stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

SECTION 6. Quorum of Stockholders. At any meeting of the stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the stock represented ~~thereat~~ and entitled to vote at such meeting shall, except where a larger vote is required by law, by the certificate of incorporation, or by these by-laws, decide any question brought before such meeting. ~~Any election by stockholders shall be determined~~ A nominee for director shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election; provided, however, that in a contested election a nominee shall be elected by a plurality of the vote cast by the stockholders entitled to vote ~~at the election~~ on such election of directors. An election shall be considered contested if, as of the last date on which nominees for director may be submitted in accordance with these by-laws, the nominees for election to the Board of Directors exceeds the number of positions on the Board of Directors to be filled by election at that meeting. If an incumbent director is not re-elected, the director shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors (or any future committee the equivalent thereof) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation of such committee and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. A director who tenders his or her resignation may not participate in any meeting of the Board of Directors or any committee thereof until the Board of Directors has determined not to accept his or her resignation.

SECTION 7. Proxies and Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held of record by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent said stock and vote thereon. Shares of the capital stock of the corporation belonging to the corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the corporation, shall not be entitled to vote nor counted for quorum purposes.

SECTION 8. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and in present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, a chairman to be chosen by the stockholders. The Secretary of the corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

SECTION 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders or by proxy for the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 10. Notice of Stockholder Business and Nominations.

(a)	Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this by-law, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this by-law as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 10(a)(2) and (3) of this by-law to bring such nominations or business properly before an annual meeting. In addition to the other requirements set forth in this by-law, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of Article I, Section 10(a)(1) of this by-law, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, and (ii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this by-law. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

(C)(i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

(D)(i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of this Article I of these by-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 10 of Article I of these by-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3) Notwithstanding anything in the second sentence of Article I, Section 10(a)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 10(a)(2), a stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)	General.

(1) Only such persons who are nominated in accordance with the provisions of this by-law shall be eligible for election and to serve as directors and only such business shall be conducted at an annual meeting as shall have been brought before the meeting in accordance with the provisions of this by-law or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this by-law.

(2) Except as otherwise required by law, nothing in this Article I, Section 10 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3) Notwithstanding the foregoing provisions of this Article I, Section 10, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 10, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4) For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones Newswire, Bloomberg, GlobeNewswire, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights of stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting.

ARTICLE II

DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation which are not by law required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

SECTION 2. Number; Election; Tenure and Qualification. The initial Board of Directors shall consist of three persons and shall be elected by the incorporator. Thereafter, the number of directors which shall constitute the whole Board shall be fixed by resolution of the stockholders or the Board of Directors, but in no event shall be less than one. Each director shall be elected by the stockholders at the annual meeting and all directors shall hold office until the next annual meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. The number of directors may be increased or decreased by action of the stockholders or the Board of Directors. Directors need not be stockholders of the corporation.

SECTION 3. Enlargement of the Board. The number of the Board of Directors may be increased at any time, such increase to be effective immediately, by resolution of the stockholders or the Board of Directors.

SECTION 4. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director for cause or without cause, may be filled by resolution of the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. When one or more directors shall resign from the Board, effective at a future date, the Board, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

SECTION 5. Resignation. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary.

SECTION 6. Removal. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, at an annual meeting or at a special meeting called for that purpose, by the holders of a majority of the shares then entitled to vote at an election of directors. The vacancy or vacancies thus created may be filled by the stockholders at the meeting held for the purpose of removal.

SECTION 7. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

Any such committee, unless otherwise provided in the resolution of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation, and, unless the resolution or these by-laws expressly so provide, no such committee shall have the power or the authority to declare a dividend or to authorize the issuance of stock.

Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

SECTION 8. Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board of Directors, the President, Treasurer, Secretary, or two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by written waiver in the manner provided in these by-laws for waiver of notice of stockholders. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, or by telegram at least forty-eight hours, before the meeting, addressed to such director at his or her usual or last known business or home address.

Directors or members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 9. Quorum and Voting. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum, and except that a lesser number of directors consisting of a majority of the directors then in office who are not officers (but not less than one-third of the total number of directors) may constitute a quorum for the purpose of acting on any matter relating to the compensation (including fringe benefits) of an officer of the corporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required or permitted by law, by the certificate of incorporation, or by these by-laws.

SECTION 10. Compensation. The Board of Directors may fix fees for their services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, and without notice, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III

OFFICERS

SECTION 1. Titles. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine, including without limitation a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice-Presidents, Assistant Treasurers, or Assistant Secretaries.

SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

SECTION 3. Qualification. Unless otherwise provided by resolution of the Board of Directors, no officer, other than the Chairman or Vice-Chairman of the Board, need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the directors shall determine, but no person may hold the offices of President and Secretary simultaneously.

SECTION 4. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

SECTION 5. Resignation. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt or at such later time as shall be specified therein.

SECTION 6. Vacancies. The Board of Directors may at any time fill any vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of President, Treasurer and Secretary.

SECTION 7. Powers and Duties. The officers of the corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors, and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.

SECTION 8. President and Vice-Presidents. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors unless a Chairman or Vice-Chairman of the Board is elected by the Board, empowered to preside, and present at such meeting, shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors.

SECTION 9. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.

The Assistant Secretary if any (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors of if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

SECTION 10. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

The Assistant Treasurer if any (or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

SECTION 11. Bonded Officers. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.

SECTION 12. Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV

STOCK

SECTION 1. Certificates of Stock. One or more certificates of stock, signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying, in the aggregate, the number of shares owned by the stockholder in the corporation. Any or all signatures on any such certificate may be facsimile. In case any officer who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the certificate of incorporation, the by-laws, applicable securities laws, or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

SECTION 2. Transfer of Share of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

SECTION 3. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen, destroyed, or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.

SECTION 4. Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

SECTION 6. Dividends. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the common stock of the corporation as and when they deem expedient.

ARTICLE V

INDEMNIFICATION AND INSURANCE

SECTION 1. Indemnification. The corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and the certificate of incorporation, indemnify each person whom it may indemnify pursuant thereto.

SECTION 2. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. Fiscal Year. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

SECTION 2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

SECTION 3. Certificate of Incorporation. All references in these by-laws to the certificate of incorporation shall be deemed to refer to the certificate of incorporation of the corporation, as in effect from time to time.

SECTION 4. Execution of Instruments. The President, any Vice-President, or the Treasurer shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts, and other orders for the payment of money. In addition, the Board of Directors may expressly delegate such powers to any other officer or agent of the corporation.

SECTION 5. Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization the securities of which may be held by this corporation.

SECTION 6. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

SECTION 7. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:

(1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote therein, and the contract or transaction is approved by the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 8. Books and Records. The books and records of the corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE VII

AMENDMENTS

SECTION 1. By the Stockholders or the Board of Directors. These by-laws may be altered, amended or repealed ~~or new by-laws may be adopted~~ by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting. These by-laws also may be altered, amended or repealed by a vote of the majority of the Board of Directors; provided, however, that the Board of Directors shall not have power to alter, amend or repeal the provisions of Section 6 of Article I, Section 1 of Article V or this Article VII of the by-Laws and provided, further, that the Board of Directors may not alter, amend or repeal any amendment to these by-laws adopted by the stockholders after May 18, 2017.

VOTE BY INTERNET - www.proxyvote.com
REPLIGEN CORPORATION C/O AMERICAN STOCK TRANSFER 59 MAIDEN LANE NEW YORK, NY 10038	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E21712-P89246 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REPLIGEN CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors			☐	☐	☐
Nominees:
	01) Nicolas M. Barthelemy	05) Glenn P. Muir
	02) Glenn L. Cooper	06) Thomas F. Ryan, Jr.
	03) John G. Cox	07) Tony J. Hunt
04) Karen A. Dawes

				For	Against	Abstain			For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal year 2017.			☐	☐	☐	6.	Approval of amendment to Amended and Restated By-Laws to adopt advance notice procedures for director nominations and stockholder proposals.	☐	☐	☐

3.	Advisory vote to approve the compensation paid to Repligen Corporation’s named executive officers.			☐	☐	☐	7.	Approval of amendment to Amended and Restated By-Laws to permit the Board of Directors to amend the Amended and Restated By-Laws.	☐	☐	☐
The Board of Directors recommends you vote 1 year on the following proposal:			1 Year	2 Years	3 Years	Abstain
4.	Advisory vote on the frequency of future advisory votes on the compensation of Repligen Corporation’s named executive officers.		☐	☐	☐	☐	8.	To consider and act upon any other business which may properly come before the meeting.
The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER OF RECORD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 5, 6 AND 7 AND “1 YEAR” ON PROPOSAL 4.

5.	Approval of amendment to Amended and Restated By-Laws to adopt majority voting in uncontested director elections.			☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)		Date

V.1.1

Dear Stockholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote these shares.

Please mark the boxes on the proxy card to indicate how these shares will be voted. Then, please sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Repligen Corporation

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E21713-P89246

REPLIGEN CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Tony J. Hunt and Jon K. Snodgres, and each of them alone, proxies with full power of substitution, to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Repligen Corporation to be held on the 18th day of May, 2017 at 12:00 p.m., local time, at the offices of Repligen Corporation, 41 Seyon Street, Building 1, Suite 100, Waltham, MA 02453, and any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 4, 2017, copies of which have been received by the undersigned. The proxies are further authorized to vote, in accordance with their judgment, upon such other business as may be properly presented at the meeting and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1